AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1999
                                                  REGISTRATION NO.


               U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                         ____________________

                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        _____________________

                   INTERNET GOLF ASSOCIATION, INC.
            (Name of small business issuer in its charter)
                        _____________________

     NEVADA                              713900                   84-0605867
(State or other                  (Primary Standard             (I.R.S. Employer
jurisdiction of                   Industrial Classification     Identification
incorporation or organization)    Code Number                   No.)

                        _____________________

                    24921 Dana Point Harbor Drive
                             Suite B-200
                     Dana Point, California 92629
                            (949) 493-9546
       (Address and telephone number of Registrant's principal
          executive offices and principal place of business)
                        _____________________

                          Vincent Castagnola
                    24921 Dana Point Harbor Drive
                             Suite B-200
                     Dana Point, California 92629
                            (949) 443-9546
      (Name, address and telephone number of agent for service)
                        _____________________

                              COPIES TO:

                       M. Richard Cutler, Esq.
                           Cutler Law Group
                 610 Newport Center Drive, Suite 800
                       Newport Beach, CA 92660
                         ____________________

           Approximate Date of Proposed Sale to the Public.
As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         ____________________

                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS             AMOUNT              PROPOSED MAXIMUM   PROPOSED MAXIMUM  AMOUNT OF
OF SECURITIES                   BEING               OFFERING PRICE     AGGREGATE         REGISTRATION
TO BE REGISTERED                REGISTERED          PER SHARE (1)      OFFERING PRICE    FEE


Common Stock offered for sale   600,000             $5.0625            $3,037,500        $1,047.42

Common Stock issuable upon
conversion of Convertible
Note                            175,500             $1.90(2)             $333,450          $114.98

Common Stock issuable
as coupon payments for
Convertible Note (3)             28,070            $1.90(2)               $53,334           $18.40

Common Stock issuable upon
exercise of Warrants issued
to Triton Value Equity Fund     125,000            $5.50                 $687,500          $237.07

Common Stock issuable upon
exercise of Warrants issued
to Bridgewater Capital          600,000            $4.50               $2,700,000          $931.04

Common Stock of certain
selling shareholders            280,430            $5.0625             $1,419,677          $489.55

Common Stock issuable
upon exercise of Options
issued under the Internet
Golf Association
Employee Stock Option Plan    1,000,000            $5.0625             $5,062,500        $1,745.69


       Total Registration Fee                                                            $4,584.15

[FN]

1 ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457. BASED IN PART ON THE AVERAGE BID AND ASK PRICES FOR THE REFERENCED COMMON STOCK ON THE NASDAQ OVER-THE-COUNTER
BULLETIN BOARD ON SEPTEMBER 7, 1999.

2 THE CONVERTIBLE NOTE IS CONVERTIBLE AT A PERCENTAGE OF THE PRICE
FOR THE COMPANY'S COMMON STOCK ON THE NASDAQ OVER-THE-COUNTER BULLETIN BOARD ON THE LOWEST 3 DAYS IN THE 20 TRADING DAYS PRIOR TO THE DATE
OF CONVERSION. THE PRICE REFLECTS CONVERSION IN THE EVENT THAT COMPANY'S COMMON STOCK DROPS TO A PRICE OF $2.00 AT THE LOWEST PERCENTAGE
CONVERSION.  SEE "DESCRIPTION OF SECURITIES."

3 REFLECTS POTENTIAL PAYMENT OF THE 8% INTEREST ON THE CONVERTIBLE NOTE FOR A PERIOD OF 24 MONTHS FROM ISSUANCE. THE PRICING IS
CALCULATED AS SET FORTH IN FOOTNOTE 2 HEREOF.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   INTERNET GOLF ASSOCIATION, INC.


                        Cross-Reference Sheet


FORM SB-2 ITEM NUMBER AND HEADING               CAPTION OR LOCATION IN PROSPECTUS
1.  Front of the Registration Statement
    and Outside Front Cover of
    Prospectus                                  Outside Front Cover Page

2.  Inside Front and Outside Back Cover
    Pages of Prospectus                         Inside Front and Outside Back Cover
                                                Pages

3.  Summary Information and Risk Factors        Prospectus Summary; Risk Factors

4.  Use of Proceeds                             Use of Proceeds

5.  Determination of Offering Price             Not Applicable

6.  Dilution                                    Dilution

7.  Selling Security Holders                    Selling Stockholders

8.  Plan of Distribution                        Plan of Distribution

9.  Legal Proceedings                           Not applicable

10. Directors, Executive Officers,
    Promoters and Control Persons               Management - Directors and
                                                Executive Officers

11. Security Ownership of Certain
    Beneficial Owners and Management            Principal Stockholders

12. Description of Securities                   Description of Securities

13. Interest of Named Experts and Counsel       Legal Matters; Experts

14. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities                                 Management - Indemnification of
                                                Directors and Officers

15. Organization Within Last Five Years         Certain Transactions

16. Description of Business                     Business


17. Management's Discussion and Analysis or
    Plan of Operation                           Management's Discussion and
                                                Analysis of Financial Condition
                                                and Results of Operations

18. Description of Property                     Business - Facilities

19. Certain Relationships and Related
    Transactions                                Certain Transactions

20. Market for Common Equity and Related
    Stockholder Matters                         Outside Front Cover Page; Dividend
                                                Policy; Description of Securities;
                                                Price Range of Securities

21. Executive Compensation                      Executive Compensation

22. Financial Statements                        Financial Statements

23. Changes in and Disagreements with
    Accountants on Accounting and
    Financial Disclosure                        Not applicable


PROSPECTUS             Up to 2,809,000 Shares of Common Stock

                      INTERNET GOLF ASSOCIATION, INC.
                            IGALINKS.COM
                       Internet Golf Association


       Internet Golf Association is registering 600,000 shares for sale to investors by the Company. The Shares will be sold at prevailing market prices by the Company.

       Internet Golf Association is also registering up to 2,209,000 shares for sale by (i) an investor in Internet Golf Association that purchased a Series 1999-A Eight Percent Convertible Note and Warrants (up to 328,570 shares), (ii) Employees, directors and officers of Internet Golf Association who are issued and who exercise employee stock options as incentive compensation (up to 1,000,000 shares); (iii) the Company's Consulting Firm (250,000 shares as well as 600,000 shares underlying warrants issued to such firm); and (iv) its Legal Counsel (30,430 shares). See "Selling Stockholders", "Description of Securities," "Experts."

       Internet Golf Association's Common Stock is traded on the Nasdaq over-the-counter market under the symbol "IGAT." All of the common stock registered by this Prospectus will be sold by the selling shareholders at the prevailing market price when they are sold. On September 7, 1999, the last reported sale price for the Common Stock on the Nasdaq over-the-counter market was $4.875 per share. See "Price Range of Securities."


INVESTING IN THE COMMON STOCK INVOLVES RISKS.  SEE "RISK FACTORS"
                         BEGINNING ON PAGE 6.

                         ___________________

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       There is no underwriter for any of the securities offered.
See "Plan of Distribution."


           THE DATE OF THIS PROSPECTUS IS SEPTEMBER 8, 1999

                          PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The sections entitled "Risk Factors," "Managements Discussion and Analysis of Financial Condition and Results of Operations" and "Business" contain a discussion of some of these factors that could contribute to those differences.

                      INTERNET GOLF ASSOCIATION

       We organize and conduct interactive golf tournaments on the Internet. Through our web site, located at www.IGALinks.com, persons interested in participating can become a member of the Internet Golf Association, also called the IGA. Once a member, participants can enroll in one or more of our virtual golf tournaments and, if their score is good enough relative to other members playing in the same tournament, potentially win cash prizes.

       Our tournaments are patterned after the Professional Golf Association, or PGA, tour. Initially, we intend to host two tournaments per month, with major tournaments scheduled to coincide with the four major PGA tournaments (i.e., Masters, British Open, U.S. Open and PGA Championship). Our first tournament, which was free to all participants, was held from August 7, 1999 through August 10, 1999. In the future, we intend to charge each participant an entry fee, which we expect to be Ten Dollars ($10.00).

       Once entered into a tournament, each participant will play in one or more qualifying rounds of that tournament, where a certain number of players will be eliminated so that only the top participants will advance to the championship rounds. Eventually, the winners will be awarded cash prizes of varying amounts depending on the number of entrants. In order to attract serious competition, we intend to offer a minimum of $10,000 in total cash prizes for each tournament. Throughout each tournament, our web site will have a Leaders Board where all participants can compare their scores with other competitors and view their relative position in that tournament.

       Participants in our tournaments will play using Links LS '99, a golf-simulation game created by Access Software. We have been given a license by Access Software to use their game for our tournaments. Over 3,000,000 people world-wide already have the Links LS '99 game software, and those that don't can purchase it through our web site. The Links LS '99 software is, in our opinion, the most advanced golf gaming software available because of its graphics and sound capabilities. The software re-creates actual golf courses all over the world, including (among many others) St. Andrews in Scotland, Kapalula in Hawaii, and Pebble Beach in California. We have been given permission by Access Software to re-engineer the Links LS '99 software to function over the Internet in our tournaments. By doing so, we can track, monitor, update and store data in real-time while handling thousands of simultaneous participants. Tournament participants can play while online, or they can play their round of golf off-line at their convenience, and then go online to transmit their scores to our tournament headquarters and thus be added to the Leader Board. It is our intention to make the IGALinks tournaments as much like a real golf tournament as possible. In addition to the Leaders Board, we will have an IGA Pro Shop located on the Web site where members and others can purchase a variety of products with the IGA logo, as well as a large variety of traditional golf-related items. It is our intention that the Pro Shop will become one of the largest golf e-commerce sites on the Internet, independent of its relationship with our tournaments. We are currently in negotiations with several manufacturers and existing golf-products retailers to help us create and manage our Pro Shop. We expect to retain a percentage of the revenues generated from the Pro Shop, although at this time we have not negotiated a specific amount.

       We expect to be able to generate income from four primary sources:

-      Membership fees paid by members;

-      Entry fees for each tournament;

-      Revenue sharing from the sale of products through our online
       Pro Shop, and

- Advertising revenues from those who place advertisements on our Web site and sponsor one or more tournaments or other events.

                             OUR OFFICES

       Our offices are located at 24921 Dana Point Harbor Drive,
Suite B-200, Dana Point, California 92629.  Our telephone number is
(949) 443-2350.

                             THE OFFERING

SECURITIES OFFERED:

     Shares Offered by
     The Company . . . . . .     We are registering to sell to new
                                 investors up to 600,000 shares of
                                 common stock.  We intend to sell
                                 these to new investors at
                                 prevailing market prices, with a
                                 minimum of $2.50 per share and a
                                 maximum of $7.50 per share.

    Shares Offered by
    Triton Private Equities
    Fund                         Up to 175,500 shares of Common Stock
                                 which Triton Private Equities Fund,
                                 LP can obtain by converting a
                                 $333,333 principal amount Series
                                 1999-A Eight Percent Convertible Note
                                 into common stock.  The Note can be
                                 converted after 120 days from issuance
                                 (on or after December 20, 1999) at a
                                 percentage of the lowest three days
                                 losing bid prices of our common stock
                                 in the prior 20 trading days. If the

                                 Note was converted today, Triton
                                 Private Equities Fund could obtain
                                 approximately 50,000 shares of common
                                 stock.  The number of shares
                                 of common stock we are registering to
                                 potentially give to Triton Private Equities
                                 Fund when they convert the Note reflects the worst conversion ratio and a market price of our stock of $2.00 (which we think is very conservative and not likely to occur). See "Selling Stockholders" and "Price Range of Securities." We are also registering 28,070 shares of common stock which we may use to pay the 8% interest payments on the Note before it is converted. We are also registering 125,000 shares of common stock which Triton Private Equities Fund may obtain by exercise of warrants which they received with their investment. The warrants are exercisable at $5.50 per share.

     Employee Option Shares     Up to 1,000,000 shares of Common
                                Stock which our employees, officers
                                and directors can obtain when they
                                exercise employee stock options
                                which we may grant them to provide
                                incentive compensation.  Our stock
                                option plan provides that we can
                                issue up to 1,000,000 options
                                exercisable at or above the market
                                price of our stock on the date of
                                grant.  Through the date of this
                                Prospectus, we have issued 510,000
                                of those options to Directors and
                                Officers.  See "Management."  Our
                                options are usually issued with
                                vesting over five years to properly
                                incentivize our employees and
                                minimize risks to our shareholders.

     Bridgewater Capital
     Shares 250,000 shares issued to Bridgewater Capital Corporation and up to 600,000 shares of Common Stock which can be issued if Bridgewater Capital Corporation exercises a warrant which they hold. The warrant is exercisable for $4.50 per share. See "Selling Stockholders."

     Cutler Shares . . . . .    30,430 shares of Common Stock which
                                we issued to Cutler Law Group and
                                certain of their employees.  Cutler
                                Law Group is the Company's legal
                                counsel and we issued these shares
                                in exchange for legal services. See
                                "Selling Stockholders" and "Experts."

COMMON STOCK . . . . . . . .    10,366,000 shares of common stock
                                are issued and outstanding as of
                                August 31, 1999.

NASDAQ OVER-THE COUNTER
BULLETIN BOARD SYMBOL           IGAT.    Pursuant to NASD
                                Eligibility Rule 6530 (the "Rule")
                                issued on January 4, 1999, issuers
                                who do not make current filings
                                pursuant to Sections 13 and 15(d) of
                                the Securities Act of 1934 are
                                ineligible for listing on the NASDAQ
                                Over- the-Counter Bulletin Board.
                                Pursuant to the Rule, issuers who
                                are not current with such filings
                                are subject to de-listing pursuant
                                to a phase-in schedule depending on
                                each issuer's trading symbol as
                                reported on January 4, 1999.  Our
                                trading symbol on January 4, 1999
                                was CHMV.  Therefore, pursuant to
                                the phase-in schedule, our common
                                stock is subject to de-listing on
                                October 7, 1999.  On September 13,
                                1999, our common stock will have its
                                trading symbol changed to IGATE.
                                When we get this Registration
                                Statement effective, we would become
                                eligible to remain on the Nasdaq
                                over-the-counter bulletin board or
                                to reapply if we have been de-listed.

RISK FACTORS . . . . . . . .    The common stock our investors are
                                offering involve a high degree of
                                risk.  See "Risk Factors."

                             RISK FACTORS

       Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock. Except for historical information, the discussion in this registration statement contains forward-looking statements that involve risks and uncertainties. These statements may refer to the Company's future plans, objectives, expectations and intentions. These statements may be identified by the use of the words such as "expect," "anticipate," "believe," "intend," "plan" and similar expressions. The Company's actual results could differ materially from those anticipated in such forward-looking statements. Factors that could contribute to these differences include, but are not limited to, the risks below.

RISKS RELATED TO OUR ONLINE GOLF TOURNAMENT BUSINESS

       OUR INTERNET GOLF TOURNAMENT BUSINESS HAS EXISTED FOR ONLY A SHORT PERIOD OF TIME. Our executive officers commenced our major lines of business -- the Internet Golf Association online golf tour -- relatively recently. To date, we have only held one tournament designed to determine the viability of our concept and to test our software. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. In addition, you must consider our prospects in light of the risks and uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

       WE HAVE NEVER BEEN PROFITABLE AND MAY NOT BE PROFITABLE IN THE FUTURE. We have incurred losses in our business operation since inception. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

       WE ARE DEPENDENT UPON CERTAIN KEY PERSONNEL. Our future success depends in large part on the skills, experience and efforts of our key marketing and management personnel. The loss of the continued services of any of these individuals could have a material adverse effect on our business. In particular, we rely upon the experience and historical success of Vincent Castagnola, our President.

       WE MUST HIRE AND RETAIN SKILLED PERSONNEL IN A TIGHT LABOR MARKET. Qualified personnel are in great demand throughout the software and Internet start-up industries. Our success depends in large part upon our ability to attract, train, motivate and retain highly skilled sales and marketing personnel, web designers, software engineers and other senior personnel. Our failure to attract and retain the highly trained technical personnel that are integral to our direct sales, product development, service and support teams may limit the rate at which we can generate sales and develop new products and services or product and service enhancements. This could have a material adverse effect on our business, operating results and financial condition.

       OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY. Our success depends to a significant degree upon the protection of our proprietary technology, in particular our integration of the Access Links LS '99 software with our online golf tournaments. The unauthorized reproduction or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us for it. This could have a material adverse effect on our business, operating results and financial condition. Although we have taken steps to protect our proprietary technology, they may be inadequate. We do not know whether we will be able to defend our proprietary rights because the validity, enforceability and scope of protection of proprietary rights in Internet-related industries are uncertain and still evolving. Moreover, the laws of some foreign countries are uncertain and may not protect intellectual property rights to the same extent as the laws of the United States. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk.

       OUR BUSINESS DEPENDS UPON CONTINUED ACCESS TO THE LINKS LS GOLF GAME SOFTWARE. We have a license from Access Software both to use their software in our online golf tournaments, and also to re-engineer the software for use in our online Internet tournament format. Access Software was recently acquired by Microsoft Corporation. While we believe our license agreements are enforceable, we cannot be sure that Microsoft and/or Access will honor their agreements or that they will not terminate our license in the future. If we lose our ability to use the Links LS '99 golf game, our business would be seriously damaged.

       OTHER COMPANIES MAY CLAIM THAT WE INFRINGE THEIR PROPRIETARY TECHNOLOGY. Although we attempt to avoid infringing known proprietary rights of third parties, we are subject to the risk of claims alleging infringement of third party proprietary rights. If we were to discover that any of our products violated third party proprietary rights, there can be no assurance that we would be able to obtain licenses on commercially reasonable terms to continue offering the product without substantial reengineering or that any effort to undertake such reengineering would be successful. We do not conduct comprehensive searches to determine whether the technology used in our products infringes patents, trademarks, tradenames or other protections held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management from our business. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling our products. Any of these events could have a material adverse effect on our business, operating results and financial condition.

       WE MAY BE UNABLE TO MEET OUR CAPITAL REQUIREMENTS. If our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to promote our products and services, engage in and exploit potential business opportunities and otherwise maintain our competitive position. Since we intend to grow our business rapidly, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, our business may be seriously harmed or even terminated.

       IF OUR ONLINE SERVER BECAME UNAVAILABLE, WE COULD LOSE CUSTOMERS. We could lose existing or potential customers for our Internet online golf tournament and golf pro shop business if they do not have ready access to our online server, or if our online server and computer systems do not perform reliably and to our customers' satisfaction. Network interruptions or other computer system shortcomings, such as inadequate capacity, could reduce customer satisfaction with our services or prevent customers from accessing our services and seriously damage our reputation. As the number of individual users increases, we will need to expand and upgrade the technology underlying our online games and other services. We may be unable to predict accurately changes in the volume of traffic and therefore may be unable to expand and upgrade our systems and infrastructure in time to avoid system interruptions. All of our computer and communications equipment is located in Dana Point, California. This equipment is vulnerable to interruption or damage from fire, flood, power loss, telecommunications failure and earthquake. Some of the components of our computer and communication systems do not have immediate automatic backup equipment. The failure of any of these components could result in down time for our server and could seriously harm our business. Our property damage and business interruption
insurance may not protect us from any loss that we may suffer.   Our
computer and communications systems are also vulnerable to computer viruses, physical or electronic break-in and other disruptions. These problems could lead to interruptions, delays, loss of data or the ineffective operation of our server. Any of these outcomes could seriously harm our business.

       WE COULD LOSE REVENUE AND INCUR SIGNIFICANT COSTS IF OUR SYSTEMS OR MATERIAL THIRD-PARTY SYSTEMS ARE NOT YEAR 2000 COMPLIANT. Many currently installed computer systems and software products accept only two digits to identify the year in any date. Thus, the year 2000 will appear as "00," which a system or software might consider to be the year 1900 rather than the year 2000. This error could result in system failures, delays or miscalculations that disrupt our operations. The failure of our internal systems, or any material third-party systems, to be year 2000 compliant could result in significant liabilities and could seriously harm our business. We have conducted a review of our business systems, including our computer systems. We have taken steps to remedy potential problems, but have not yet developed a comprehensive year 2000 contingency plan. There can be no assurance that we will identify all year 2000 problems in our computer systems before they occur or that we will be able to remedy any problems that are discovered. We have also queried many of our customers, vendors and resellers as to their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches and is reached. We have received responses from several of these parties, but there can be no assurance that we will identify all such year 2000 problems in the computer systems of our customers, vendors or resellers before they occur or that we will be able to remedy any problems that are discovered. Our efforts to identify and address year 2000 problems, and the expenses we may incur as a result of such problems, could have a material adverse effect on our business, financial condition and results of operations. In addition, the revenue stream and financial stability of existing customers may be adversely impacted by year 2000 problems, which could cause fluctuations in our revenue. If we fail to identify and remedy year 2000 problems, we could also be at a competitive disadvantage relative to companies that have corrected such problems. Any of these outcomes could have significant adverse effects on our business, financial condition and results of operations.

       THE DEVELOPMENT OF A MARKET FOR OUR ONLINE GOLF GAME IS UNCERTAIN. If the market for online golf tournament and our online golf pro shop and other services does not grow at a significant rate, our business, operating results and financial condition will be materially adversely affected. Use of the Internet to complete tournament golf games is a new concept. Future demand for recently introduced technologies is highly uncertain, and we can therefore not be sure that our online golf business will grow as we expect.

       OUR BUSINESS COULD BE ADVERSELY AFFECTED BY COMPETITION FOR ONLINE GOLF PRODUCTS. There are numerous Internet websites which offer interactive golf games online. Some of these websites offer golf games using the same Links LS '99 software from Access Software that we use. To our knowledge, however, no other competitor is focusing solely on creating a full-scale online golf tour and supplemental online golf community that emulates the feelings and emotions associated with the PGA Tour, and where players can actually play for substantial cash purses. We have identified three Internet websites which we consider to be our closest competition:
(i) Mplayer.com, (ii) Golfcom.com and (iii) Worldcom.com. While each of these websites offers products and/or services that are somewhat similar to ours, none has the same proprietary process where the core technology from Access Software resides on the members own computer and responds to data transmitted from our website. The proprietary process allows for exceptional graphics and sounds without the need for excessive computer capabilities. As a result, our tournaments can be played on more than 90% of the world's computers. In addition, unlike our competitors who are primarily game websites, we intend to create an online community for all golf enthusiasts, one where people can obtain news and information about every aspect of golf, real and simulated, in addition to playing in our tournaments. The level of competition is likely to increase as current competitors increase the sophistication and scope of their websites and as new participants enter the marketplace. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Certain of our competitors may be able to enter into such strategic or commercial relationships on more favorable terms. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition may result in reduced operating margins and loss of market share.

       SEASONAL FACTORS MAY ADVERSELY AFFECT OUR OPERATING RESULTS. Because the actual game of golf is played primarily in warm weather, we believe that interest in our online game will be stronger during the golf "season," particularly during golf's major tournaments. We have not been in operation long enough to know the extent of this seasonal impact, but we are hopeful that our game will provide an outlet for playing golf for golfers during their offseason. It is possible that seasonality of our business may cause our revenue and operating results to fluctuate, and we may not be able to generate sufficient revenue in certain quarters to offset expenses.



RISKS RELATED TO THE INTERNET INDUSTRY.

       THE INTERNET MAY NOT REMAIN A VIABLE COMMERCIAL MARKET. Our ability to generate revenues is substantially dependent upon continued growth in the use of the Internet and the infrastructure for providing Internet access and carrying Internet traffic. We don't know if the necessary infrastructure or complementary products will be developed or that the Internet will prove to be a viable commercial marketplace. To the extent that the Internet continues to experience significant growth in the level of use and the number of users, we cannot be sure that the infrastructure of the internet will continue to be able to support the demands placed upon it by such potential growth. In addition, delays in the development or adoption of new standards or protocols required to handle levels of Internet activity, or increased governmental regulation may restrict the growth of the Internet. If the necessary infrastructure or complementary products and services are not developed or if the Internet does not become a viable commercial marketplace, our business, operating results and financial condition would be harmed.

       OUR BUSINESS MAY BE HARMED BY THE SECURITY RISKS RELATED TO INTERNET COMMERCE. A significant barrier to online shopping, and to submission of personal data required to enter our tournaments, is the secure transmission of confidential information over public networks. Internet companies rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by companies to protect consumer's transaction data. If any such compromise of this security were to occur, it could have a material adverse effect on our potential clients, business, prospects, financial condition and results of operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally. To the extent that our activities or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, or personal data information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We cannot be sure that our security measures will not prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR STOCK.

       OUR EXISTING SHAREHOLDERS WILL EXERCISE SIGNIFICANT CONTROL. Our principal shareholders, officers and directors beneficially own approximately thirty-five percent (35%) of our common stock. As a result, they may have the ability to control and direct our affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control.

       ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT HOLDERS OF COMMON STOCK OR DELAY OR PREVENT CORPORATE TAKE-OVER. Our Articles of Incorporation provide that preferred stock may be issued by the Company from time to time in one or more series. Our Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The Board of Directors may authorize and issue preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control, because the terms of preferred stock that might be issued could potentially prohibit the consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock.

       THERE HAS BEEN LITTLE PREVIOUS TRADING MARKET FOR OUR STOCK, AND IF SUCH A MARKET DOES DEVELOP, OUR STOCK PRICE COULD POTENTIALLY BE VOLATILE. Our stock is presently trading on the Nasdaq over-the-counter market under the symbol "IGAT." Nevertheless, there has been little volume in trading in the public market for the common stock, and there can be no assurance that a more active trading market will develop or be sustained. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in our operating results, announcements of technological innovations or new products and/or services by us or our competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions.

       BECAUSE OF RECENT NASD RULES, OUR COMMON STOCK MAY BE DELISTED FROM THE NASDAQ OVER-THE-COUNTER MARKET. Pursuant to NASD Eligibility Rule 6530 (the "Rule") issued on January 4, 1999, issuers who do not make current filings pursuant to Sections 13 and 15(d) of the Securities Act of 1934 are ineligible for listing on the NASDAQ Over- the-Counter Bulletin Board. Pursuant to the Rule, issuers who are not current with such filings are subject to delisting pursuant to a phase-in schedule depending on each issuer's trading symbol as reported on January 4, 1999. Our trading symbol on January 4, 1999 was CHMV. Therefore, pursuant to the phase-in schedule, our common stock is subject to de-listing on October 7, 1999. On September 13, 1999, our common stock will have its trading symbol changed to IGATE. When we get this Registration Statement effective, we would become eligible to remain on the Nasdaq over-the-counter bulletin board. If we had previously been delisted, we could reapply for listing when we have this Registration Statement effective.

       FUTURE SALES OF COMMON STOCK BY OUR EXISTING SHAREHOLDERS COULD CAUSE OUR STOCK PRICE TO FALL. The market price of our common stock could decline as a result of sales by our existing shareholders of shares of common stock in the market after this offering, or by the perception that these sales could occur. Such sales could also make it more difficult for us to sell equity securities at a time and at a price that we deem appropriate. Even without subsequent registration, these sales could occur pursuant to Rule 144 of the Securities Act of 1933, which permits sales of unregistered, or "restricted" securities under certain circumstances.

       USE OF PROCEEDS. Most of the shares offered in this Prospectus are being sold by shareholders who already have our shares because they invested in our company or helped us as professionals. The Shares which we are trying to sell for our Company will result in proceeds to the Company which will be used mostly for working capital and advertising, but our management will have wide discretion to use the proceeds as they believe is best for the Company. The proceeds could therefore be used for items which Management decides is best rather than as listed.

                      PRICE RANGE OF SECURITIES

       The following table sets forth the high and low prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the NASDAQ Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prior to May 18, 1999, our common stock was listed under the symbol "CHMV", although there were no prices posted and no trading of our common stock during the previous two years.
Effective on May 18, 1999, the trading symbol for the Company's Common Stock changed to IGAT.

                                                                        BID PRICES
          YEAR     PERIOD                                               HIGH  LOW

          1999     First Quarter . . . . . . . . . . . . .              N/A   N/A
                   Second Quarter (from May 28) . . . . . . . . . .     5.63  3.63
                   Third Quarter (through September 7). . . . . . .     5.75  3.75

          1998     First Quarter . . . . . . . . . . . . .              N/A   N/A
                   Second Quarter . . . . . . . . . . . . . . . . .     N/A   N/A
                   Third Quarter. . . . . . . . . . . . . . . . . .     N/A   N/A
                   Fourth Quarter . . . . . . . . . . . . . . . . .     N/A   N/A


       The number of beneficial holders of record of the Common Stock of the company as of the close of business on September 7, 1999 was approximately 797. Many of the shares of the Company's Common Stock are held in "street name" and consequently reflect numerous additional beneficial owners.

                           DIVIDEND POLICY

       We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

                               DILUTION

       The difference between the public offering price per share of Common Stock and the net tangible book value per share of Common Stock after this Offering constitutes the dilution to investors in Shares we are offering to the public in this Offering. The Company has already realized the dilution from the Shares registered for selling securityholders. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of
outstanding shares of Common Stock.    The dilution calculations we
have set forth in this section reflect an offering price of $5.00 per share, although we intend to sell the Shares at market prices not below $2.50 per share or above $7.50 per share.

       As of June 30, 1999, the Company had a net tangible book value of $117,008 or $.011) per share of issued and outstanding Common Stock. After giving effect to the sale of the Shares proposed to be offered (assuming we are able to sell all of the 600,000 Shares), the net tangible book value at that date would have been $3,067,008 or $0.280 per share. This represents an immediate increase in net tangible book value of $0.269 per share to existing stockholders and an immediate dilution of $4.72 per share to new investors.

       The following table illustrates such per share dilution:

        Proposed public offering price (per share) . . . .            $5.00

               Net tangible book value per share at
                  June 30, 1999. . . . . . . . . . . . . .           ($.011)
               Increase in net tangible book value per
                  share attributable to the proceeds
                  of the Offering (1). . . . . . . . . . . .          $0.269
        Pro forma net tangible book value per share after
           the Offering (1). . . . . . . . . . . . . . . . . . . .    $0.280


        Dilution to new investors. . . . . . . . . . . . .            $4.72

       The following table sets forth on a pro forma basis at June 30, 1999, the differences between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share (assuming a proposed public offering price of $5.00 per share).

                     SHARES PURCHASED               TOTAL CONSIDERATION            AVERAGE
                                                                                   PRICE PER
                                     PERCENT                                       SHARE

Stockholders         10,338,800      95%            $727,000       20%             $0.07

New investors           600,000       5%           3,000,000       80%             $5.00

   Total             10,938,800      100%         $3,727,000      100%


                           USE OF PROCEEDS

       The Company does not realize any proceeds from the sale of the Shares by the Selling Securityholders. The Company has already received and is utilizing the proceeds received from those Shares sold in private placements in its business and marketing

       The net proceeds to the Company (assuming an offering price of $5.00 per Share and estimated legal, accounting and other miscellaneous expenses of $60,000) from the sale of the Shares which we intend to offer to new investors would be a maximum of $2,940,000.

       These proceeds would be received from time to time as sales of these Shares are made by us. We will use those proceeds primarily for working capital, but if we are able to sell sufficient shares, we will also use those proceeds for marketing of our golf internet site and expansion of the hardware required for our business.

       Our allocation of proceeds represents our best estimate based upon expected sale of shares, the requirements of our business and our ongoing business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds within or to different categories. If we are able to sell the maximum shares, we believe that the funds generated by this Offering, together with current resources and expected revenues, would be sufficient to fund our working capital and capital requirements for at least 12 months from the date of this Prospectus. The portion of the any net proceeds not immediately required will be invested in U.S. government securities, certificates of deposit or similar short-term interest bearing instruments.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and the Company's actual results could differ materially from those forward-looking statements. The following discussion regarding the financial statements of the Company should be read in conjunction with the financial statements and notes thereto.

OVERVIEW

       The Company organizes and conducts interactive golf tournaments on the Internet. Through their web site, located at www.IGALinks.com, persons interested in participating can become a member of the Internet Golf Association, also called the IGA. Once a member, participants can enroll in one or more virtual golf tournaments and, if their score is good enough relative to other members playing in the same tournament, potentially win cash prizes.

       On February 4, 1999, Internet Golf Association, Inc. (known herein as "IGA-Private") was formed in the State of Nevada for the purpose of organizing and hosting Internet based, interactive golf tournaments. On May 7, 1999, IGA-Private was acquired by another Nevada corporation named Champion Ventures, Inc. (known herein as "Champion"). Champion had previously been in several different industries, most recently mining, but had no significant operations for the three years prior to their acquisition of us. Immediately following the transaction, our founders owned a majority of the outstanding stock of Champion, and thus had control of Champion. For accounting purposes we recorded the transaction as a reverse acquisition whereby IGA-Private was treated as having acquired Champion. Following the transaction, Champion changed its name to Internet Golf Association, Inc., and IGA-Private, which is now a wholly-owned subsidiary of Champion, changed its name to IGAT, Inc.

RESULTS OF OPERATIONS

       The Company has been in its development stage since its inception on February 4, 1999. As a result, there are no corresponding results for the period ended June 30, 1998 for comparison purposes. Through June 30, 1999, the Company has generated no sales or related costs of sales.

       Operating costs for the period ended June 30, 1999 were $423,099 and consisted primarily of advertising and related costs, payroll and general and administrative expenses. The net loss for the period ended June 30, 1999 was $423,532.

FINANCIAL CONDITION

       As of June 30, 1999, the Company had assets of $291,023, consisting primarily of cash of $63,887, stock subscription receivable of $44,500, inventories of $22,043, property, plant and equipment of $24,833, and goodwill of $118,056.

       Liabilities consist of accounts payable and accrued expenses of $39,255.

       Stockholders' equity consists of common stock of $10,339
(10,338,800 shares at $0.001 par value), and additional paid-in capital of $664,961, offset by an accumulated deficit from the current period loss of $423,532.

LIQUIDITY AND CAPITAL RESOURCES

       The Company had cash and stock subscription receivables of $108,387 as of June 30, 1999.

       For the period ended June 30, 1999, the Company used cash of $373,410 for operations (primarily from the net loss of $423,532), used cash of $172,953 for investing activities (primarily for the purchase of goodwill of $125,000, software development costs of $21,100 and property plant and equipment purchases of $25,853), and was provided cash of $350,250 from financing activities (from the proceeds of stock sold of $397,500, net of related costs of $47,250).

YEAR 2000 DISCLOSURE

       The Company has completed a review of its computer systems to identify all software applications and hardware that could be affected by the inability of many existing computer systems to process time-sensitive data accurately beyond the year 1999, referred to as the Year 2000 or Y2K issue. The Company is dependent on third-party computer systems and applications, particularly with respect to such critical tasks as the operation of its Web site.
The Company also relies on its own computer systems. As a result of its review, the Company has discovered no problems with its computer systems relating to the Y2K issue. Although the Company believes that its computer systems are Y2K compliant, the Company is continuing to monitor its computer systems in a continual effort to insure that its systems are Y2K compliant. The Company has not obtained written assurances from its major suppliers and the developers of its web site indicating that they have completed a review of their respective computer systems and that such systems are Y2K compliant. Costs associated with the Company's review were not material to its results of operations.

       While the Company believes that its procedures have been designed to be successful, because of the complexity of the Y2K issue and the interdependence of organizations using computer systems, there can be no assurances that the Company's efforts, or those of third parties with whom the Company interacts, have fully resolved all possible Y2K issues. Failure to satisfactorily address the Y2K issue could have a material adverse effect on the Company. The most likely worst case Y2K scenario which management has identified to date is that, due to unanticipated Y2K compliance problems, the Company's Web site may not function at all or not function as expected, and that the Company may be unable to bill its customers, in full or in part, for services used. Should this occur, it would result in a material loss of some or all gross revenue to the Company for an indeterminable amount of time, which could cause the Company to cease operations. The Company has not yet developed a contingency plan to address this worse case Y2K scenario, and does not intend to develop such a plan in the future.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

       The Company is not exposed to material risk based on interest rate fluctuation, exchange rate fluctuation, or commodity price fluctuation.

                       BUSINESS OF THE COMPANY

COMPANY OVERVIEW

       We organize and conduct interactive golf tournaments on the Internet. Through our web site, located at www.IGALinks.com, persons interested in participating can become a member of the Internet Golf Association, also called the IGA. Once a member, participants can enroll in one or more of our virtual golf tournaments and, if their score is good enough relative to other members playing in the same tournament, potentially win cash prizes.

       Our tournaments are patterned after the Professional Golf Association, or PGA, tour. Initially, we intend to host two tournaments per month, with major tournaments scheduled to coincide with the four major PGA tournaments (i.e., Masters, British Open, U.S. Open and PGA Championship). Our first tournament, which was free to all participants, was held from August 7, 1999 through August 10, 1999. In the future, we intend to charge each participant an entry fee, which we expect to be Ten Dollars ($10.00).

       Once entered into a tournament, each participant will play in one or more qualifying rounds of that tournament, where a certain number of players will be eliminated so that only the top participants will advance to the championship rounds. Eventually, the winners will be awarded cash prizes of varying amounts depending on the number of entrants. In order to attract serious competition, we intend to offer a minimum of $10,000 in total cash prizes for each tournament. Throughout each tournament, our web site will have a Leaders Board where all participants can compare their scores with other competitors and view their relative position in that tournament.

       Participants in our tournaments will play using Links LS '99, a golf-simulation game created by Access Software. We have been given a license by Access Software to use their game for our tournaments. Over 3,000,000 people world-wide already have the Links LS '99 game software, and those that don't can purchase it through our web site. The Links LS '99 software is, in our opinion, the most advanced golf gaming software available because of its graphics and sound capabilities. The software re-creates actual golf courses all over the world, including (among many others) St. Andrews in Scotland, Kapalula in Hawaii, and Pebble Beach in California. We have been given permission by Access Software to re-engineer the Links LS '99 software to function over the Internet in our tournaments. By doing so, we can track, monitor, update and store data in real-time while handling thousands of simultaneous participants. Tournament participants can play while online, or they can play their round of golf off-line at their convenience, and then go online to transmit their scores to our tournament headquarters and thus be added to the Leader Board.

       Through our competitive tournament format, we believe that we can attract a large number of golf enthusiasts to our site who will return again and again.

       It is our intention to make the IGALinks tournaments as much like a real golf tournament as possible. In addition to the Leaders Board, we will have an IGA Pro Shop located on the Web site where members and others can purchase a variety of products with the IGA logo, as well as a large variety of traditional golf-related items. It is our intention that the Pro Shop will become one of the largest golf e-commerce sites on the Internet, independent of its relationship with our tournaments. We are currently in negotiations with several manufacturers and existing golf-products retailers to help us create and manage our Pro Shop. We expect to retain a percentage of the revenues generated from the Pro Shop, although at this time we have not negotiated a specific amount.

       We expect to be able to generate income from four primary sources:

-      Membership fees paid by members;

-      Entry fees for each tournament;

-      Revenue sharing from the sale of products through our online
       Pro Shop, and

- Advertising revenues from those who place advertisements on our Web site and sponsor one or more tournaments or other events.

ORGANIZATIONAL HISTORY

       On February 4, 1999, our founders formed Internet Golf Association, Inc. (known herein as "IGA-Private") in the State of Nevada for the purpose of organizing and hosting Internet based, interactive golf tournaments. On May 7, 1999, IGA-Private was acquired by another Nevada corporation named Champion Ventures, Inc. (known herein as "Champion"). Champion had previously been in several different industries, most recently mining, but had no significant operations for the three years prior to their acquisition of us. Immediately following the transaction, our founders owned a majority of the outstanding stock of Champion, and thus had control of Champion. For accounting purposes we recorded the transaction as a reverse acquisition whereby IGA-Private was treated as having acquired Champion. Following the transaction, Champion changed its name to Internet Golf Association, Inc., and IGA-Private, which is now a wholly-owned subsidiary of Champion, changed its name to IGAT, Inc.

       The founders of IGA-Private agreed to be acquired by Champion because Champion was a public company whose common stock was listed for trading on the Over The Counter Bulletin Board. As a public company, we felt that it would be easier to raise the money necessary to carry out our business plan.

       Immediately prior to the acquisition, Champion had 1,572,000 shares of common stock outstanding. As part of the acquisition, and in exchange for all of the outstanding common stock of IGA-Private, Champion issued 8,500,000 shares to our founders and certain advisors who helped us throughout the transaction. Therefore, on May 7, 1999, immediately following the acquisition transaction, we had 10,072,000 shares of common stock outstanding, and no shares of preferred stock outstanding. Our common stock is currently traded on the Over the Counter Bulletin Board under the symbol "IGAT".

INDUSTRY BACKGROUND

       Our concept is based on a combination of two major market segments, the Internet and the golf industry.

The Internet

       Commercialization of the Internet began in the mid-1980's, with e-mail providing the primary means of communication. However, it was the Internet's World Wide Web (herein called the "Web"), which provided a means to link text and pictures, that led to the blossoming of e-commerce and sparked the explosive growth of the Internet in the 1990's. Today, millions of people in more than 130 countries send and receive information, purchase products and services, and play interactive games through the Internet. The potential of such a large and still-growing market has led many business analysts to consider e-commerce as the supreme opportunity of our time, as reflected by the following estimates:

- International Data Corporation, a market research firm, estimates that the number of Web users will grow from approximately 97 million worldwide in 1998 to approximately 320 million worldwide by the end of 2002, with corresponding increases in subscription revenues, advertising revenues, and transaction revenues;

- Internet-related products and services will generate $354.2 billion in revenue in 2001, according to Forrester Research, a market research firm; and

- Content, the information that people access on the Internet, is estimated by Hambrecht and Quist, a leading investment banking firm, to reach a projected $10 billion in revenues by the year 2000.

The Golf Industry

       Since 1950, the number of golfers in the United States has grown by more than 700%. Since 1986, this growth has intensified, with industry revenues increasing by an estimated 7.5% per year. In fact, golf has grown faster than motion pictures, financial services, hotels, and communications, all of which are generally considered fast growing industries.

       Today, with both television and general media exposure of golf steadily increasing, the public's awareness of golf is at an all-time high. The National Golf Foundation estimated that more than 25 million Americans (or approximately 12% of the United States population) are currently active in golf, with an estimated 41 million non-golfers interested in trying the game. With participation rates exploding and related spending dramatically increasing, golf has become a multi-billion dollar industry that attracts participants across a diverse cross-section of society.

SOURCES OF INCOME

       We expect to be able to generate income from four primary sources:

-      Membership fees paid by members;

-      Entry fees for each tournament;

-      Revenue sharing from the sale of products through our Pro
       Shop, and

- Advertising revenues from those who place advertisements on our Web site and sponsor one or more tournaments or other events.

MEMBERSHIP IN THE INTERNET GOLF ASSOCIATION

       We currently offer three different membership packages, ranging in price from $49 to $149 per year. The Basic Charter membership, priced at $49, includes:

- An official IGA membership card and PIN number, which enables members to access up to 24 IGA tournaments per year (the first tournament is free, the others require an entry fee);

-      IGA Tour proprietary software;

- A Golfers Diary (TM) Reference CD, which tracks and maintains handicaps and provides valuable information about the PGA Tour (and other professional golf tours), as well as facts about a multitude of acclaimed golf courses throughout the world;

- Discounts at more than 1,800 golf courses throughout the world through the National Golfers Network (TM);

-      The Golfers Daily Deluxe Screen Saver; and

- A subscription to the IGA quarterly newsletter, which will be sent via e-mail to all members and includes IGA updates, PGA Tour information, special product discounts and offers, and other value-added information.

       For $79, IGA members receive all of the items included in the Basic Charter membership, plus the Links LS '99 Edition software (which is required to participate in the tournaments). Finally, for $149, members receive all of the items included in the Basic Charter membership, the Links LS '99 software, and an additional 20 Links LS championship golf courses not included in the basic software.

IGA TOURNAMENTS

       Each tournament will have three different levels of competition.

- Championship Level. The championship level is for those golfers who have achieved the highest level of skill playing Links LS '99. The championship level will be played from the championship tees, on the most difficult greens, and under the most adverse weather conditions. Specific game skills such as the 3-click swing for tee shots, judging the position of the lie and the slope of the green, and chipping are all the most difficult at the championship level. The championship level prize purse will represent 50% of the total tournament purse for each tournament.

- Professional Level. The professional level is for those golfers who have achieved a moderately advanced level of playing Links LS '99. The professional level will be played from the professional tees, more difficult greens, and under moderate weather conditions. The snap of the swing, the slope of the green, and the precision required in putting is more difficult than the amateur level, but does not require the same precision as the championship level. The professional level prize purse will represent 30% of the total tournament purse for each tournament.

- Amateur Level. The amateur level is for golfer just beginning to learn Links LS '99. The amateur level will be played from the amateur tees, on soft greens, and under mild weather conditions. The amateur level prize purse will represent 20% of the total tournament purse for each tournament.

- Junior Tournaments. We will not allow competitors under the age of 18 to compete for cash prizes on the IGA Tour, but we will allow them to visit the site and participate in free tournaments offering a modest gift prize to winners.

IGA LINKS PRO SHOP

       It is our intention to make the IGALinks tournaments as much like a real golf tournament as possible. In addition to the Leaders Board, we will have an IGA Pro Shop located on the Web site where members and others can purchase a variety of products with the IGA logo, as well as a large variety of traditional golf-related items. It is our intention that the Pro Shop will become one of the largest golf e-commerce sites on the Internet, independent of its relationship with our tournaments. We are currently in negotiations with several manufacturers and existing golf-products retailers to help us create and manage our Pro Shop. We expect to retain a percentage of the revenues generated from the Pro Shop, although at this time we have not negotiated a specific amount.

OTHER ONLINE SERVICES

       In addition to the Pro Shop and the Leaders Board, our web site offers many other services to our members and visitors.

- The Clubhouse. The Clubhouse is an online chat room where visitors to the Web site, members, tournament participants and others can converse with each other online and share information about us, our tournaments, and any other golf related topics. This is designed to be a significant center of activity for the IGA because of its informal and interactive format.

- Message Boards. IGA members will have a forum for posting notices, voicing their opinion, and providing feedback on our tournaments, products, and services.

- The IGA Commissioners Office. During the course of each tournament, the Commissioners Office will be responsible for developing, enforcing, and interpreting the tournament rules, as well as settling all disputes between participants.

- The Leaders Board. Throughout each tournament, the Leaders Board will be updated in real-time to reflect the status of all participants in any ongoing tournament, and will provide historical data from previous tournaments.

- Ask the Pro. In this area, participants in our tournaments can ask for tips and help concerning their skills on Links LS '99, with responses provided by other members and/or a designated "Links Pro". In addition, golfers can ask for tips and help on their real golf games, with responses provided from actual professional golfers which we will provide. Finally, scores from real golf tournaments going on throughout the world will be available for viewing.

- The Newsroom. Members can read updated news releases concerning our company, the IGA Tour, the PGA Tour, and other golf-related and relevant items.

ATTRACTING MEMBERS AND TRAFFIC TO OUR WEB SITE

       We will attract members by using general media, telemarketing, and Internet-based marketing strategies that are already in use and have proven success rates, including revenue-sharing online advertising campaigns with other websites that currently attract a large number of golf and interactive game enthusiasts. Visitors to our Web site will have an initial free trial period to use some of our features, purchase products from our Pro Shop, and play a few golf holes. Once a visitor becomes a member, they will receive periodic e-mail messages that will provide information regarding upcoming tournaments and other news related to the Web site, plus special promotions, online "coupons", and other membership benefits (e.g., a quarterly newsletter).

We intend to attract traffic to our website via three major sources:

- Internet Golf Marketing, Inc. We have contracted with Internet Golf Marketing, Inc., (known herein as "IGA Marketing") , a telemarketing company specializing in reaching target consumers and generating sales pertaining to online products and services. IGA Marketing owns a substantial portion of our common stock. Leads will be generated via direct mail (to, among others, the more than 3,000,000 existing Links LS '99 customers), outbound telemarketing campaigns, proven Internet-based marketing techniques, and responses to advertisements on the radio and other general media outlets.

- Access Software. We have a license from Access Software to use their Links LS '99 interactive golf game for our tournaments. In addition, Access has agreed to give us access to their database of over 3,000,000 customers worldwide who already own the Links LS software for direct marketing purposes.

- IGA Pro Shop. Once we reach an agreement with a third-party to develop and operate our Pro Shop, we anticipate that co-marketing efforts will be undertaken, including links between web sites and other forms of general media advertising.

COMPETITION

       There are numerous Internet websites which offer interactive golf games online. Some of these websites offer golf games using the same Links LS '99 software from Access Software that we use. To our knowledge, however, no other competitor is focusing solely on creating a full-scale online golf tour and supplemental online golf community that emulates the feelings and emotions associated with the PGA Tour, and where players can actually play for substantial cash purses. We have identified three Internet websites which we consider to be our closest competition:

-      MPlayer.com
-      Golfcom.com
-      Worldcom.com

       While each of these websites offers products and/or services that are somewhat similar to ours, none has the same proprietary process where the core technology from Access Software resides on the members own computer and responds to data transmitted from our website. The proprietary process allows for exceptional graphics and sounds without the need for excessive computer capabilities. As a result, our tournaments can be played on more than 90% of the world's computers.

       In addition, unlike our competitors who are primarily game websites, we intend to create an online community for all golf enthusiasts, one where people can obtain news and information about every aspect of golf, real and simulated, in addition to playing in our tournaments.

       The level of competition is likely to increase as current competitors increase the sophistication and scope of their websites and as new participants enter the marketplace. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources that we do and may enter into strategic or commercial relationships with larger, more established and well-financed companies. Certain of our competitors may be able to enter into such strategic or commercial relationships on more favorable terms. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. Increased competition may result in reduced operating margins and loss of market share.

INTELLECTUAL PROPERTY

       We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as critical to our success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary
rights.   We have no registered trademarks or service marks to date.
 It may be possible for unauthorized third parties to copy certain portions of our products or reverse engineer or obtain and use information that we regard as proprietary. We have one trademark application pending in the Unites States. We do not know whether this trademark will be granted or, that if granted, that the mark will be challenged or invalidated. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate.

       Other parties have asserted and may assert, from time to time, infringement claims against us. We may also be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us and our licensees, if any. For example, we recently received a letter alleging that our name infringed the trade name of another company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

GOVERNMENTAL REGULATION

       Although there are currently few laws and regulations directly applicable to the Internet and e-commerce, it is possible that a number of laws and regulations may be adopted with respect to the Internet or e-commerce covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. Further, the growth and development of the market for online games may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may impair the growth of the Internet or commercial online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have a material adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition.

RESEARCH AND DEVELOPMENT

       We have not spent any measurable amount of time on research and development activities.

EMPLOYEES

       As of August 31, 1999, we had 5 full-time employees. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

FACILITIES

       Our principal executive offices are located at 24921 Dana Point Harbor Drive, Suite 200, Dana Point, California 92629, which we occupy under a lease ending October 31, 1999 for $2,150.00 per month. At the end of such term, we believe that we can lease the same or comparable offices at approximately the same monthly rate, however, we can make no guarantees or assurances of that fact.

                              MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

       The directors and executive officers of the Company are as follows:

Name                   Age    Positions

Vincent C. Castagnola  50     President, Chief Executive Officer,
                              Director

Phillip K. Roberts     42     Chairman of the Board, Chief
                              Financial Officer

Kirk J. Zamzow         50     Secretary, Chief Operating Officer,
                              Director

       VINCENT C. CASTAGNOLA has had a successful track record in both the golf industry and the insurance industry. For the past four years, Mr. Castagnola has been the Managing Partner of Executive Golf Outings, LLC. Executive Golf Outings was created by Mr. Castagnola in 1995 to partner with small, medium, and large companies in orchestrating professionally coordinated Golf Events for corporate employees, customers, and charity benefactors. Executive Golf Outings has developed an excellent reputation in the golf industry and has partnered with such Fortune 500 companies as Credit Suisse First Boston, Williams Communications Solutions, Exodus Communications, Nortel Communications, and many other organizations, and continues to grow each year. Before creating Executive Golf Outings, Mr. Castagnola was CFO of Dana Harbor Insurance, a wholesale homeowner specialty company for three years and President of Pacific Insurance Wholesale Casualty Co. for 13 years. Mr. Castagnola has been a resident of Dana Point for eight years and currently serves on the Board of Directors for Dana Point Youth Baseball.

       PHILLIP K. ROBERTS, a founding member of the IGA, brings a highly successful background in capital management, new product development, and international marketing to the IGA team. Nominated by the Export Managers Association of California in 1995 as SBA "Exporter of the Year," Mr. Roberts has assisted dozens of small companies in introducing their products to the international marketplace. Early in the 1980's, Mr. Roberts began his marketing career for Arco Petroleum Products Company in San Francisco, California, by transforming ARCO gasoline stations into the new, highly successful, AM/PM convenience food store franchise. Today, Mr. Roberts has worked in over 20 countries and has established business relationships with many large public, as well as small start-up, companies. Mr. Roberts has diplomas from Georgetown University, the

University of Paris (Sorbonne), and a certificate from the Wharton Business School Executive Program "Building a Business Case." As a member of the United States Golf Association, the International Network of Golf, and Charter Member of the PGA Tour Partners Club, Mr. Roberts is actively involved in the golf industry, presently consulting for a golf equipment manufacturer. Mr. Roberts is now working to form strategic alliances with the IGA and other golf and e-commerce related associations and businesses.

       KIRK J. ZAMZOW has had an extensive career in management, development, and marketing in the hospitality field. For the past ten years, Mr. Zamzow developed a successful sports bar and restaurant which he owns in Southern California. For the past year, Mr. Zamzow has been involved with Executive Golf Outings, a successful golf company specializing in orchestrating golf tournaments and customer golf outings for Fortune 500 companies. Before Mr. Zamzow created his sports bar and restaurant, he held the position of Senior Vice President, Operations, for HPI Management Co., a company based in Southern California. HPI Management Co. owned and operated 38 hotels, motels, restaurants, and apartment complexes. Mr. Zamzow was responsible for the total operation of 14 such properties. He was also the President of Innkeepers Marketing, a division of HPI Management. Innkeepers Marketing handled all the marketing needs of the company-owned properties as well as the company's toll-free reservation center. Mr. Zamzow has previously held management positions with Associated Inns and Restaurants of America (AIRCOA) and the Stouffers Corporation. Mr. Zamzow received his Associates Degree in Hotel Management from Paul Smiths College in New York and a Bachelor of Science Degree from the University of Massachusetts.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

       Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify its directors, officer, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently do not have such an insurance policy.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                        EXECUTIVE COMPENSATION

Summary Compensation Table

       The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal year ended December 31, 1998 and the six months ended June 30, 1999.
 Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                      SUMMARY COMPENSATION TABLE

                        Annual Compensation
Long Term Compensation
                   Awards                           Payouts

                        Annual Compensation                        Long Term Compensation
                                                                   Awards            Payouts
                                                                      Securities
                                         Other Annual  Restricted     Underlying LTIP         All Other
Name and Principal      Salary   Bonus   Compensation  Stock Awards   Options    Payouts ($)  Compensation
Position        Year     ($)      ($)         ($)          ($)        SARs(#)                     ($)

Vincent C.      1998     -0-      -0-        -0-           -0-          -0-          -0-          -0-
Castagnola      (12/31)
(President, CEO)
                1999    23,400    -0-        -0-           -0-          -0-          -0-          -0-
                (6/30)

Phillip K.      1998     -0-      -0-        -0-           -0-          -0-          -0-          -0-
Roberts         (12/31)
CFO)
                1999    10,950    -0-        -0-           -0-          -0-          -0-          -0-
                (6/30)

Kirk J. Zamzow  1998     -0-      -0-        -0-           -0-          -0-          -0-          -0-
                (12/31)

                1999    14,600    -0-        -0-           -0-          -0-          -0-          -0-
                (6/30)




                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                           (INDIVIDUAL GRANTS)

                        NUMBER OF SECURITIES     PERCENT OF TOTAL
                        UNDERLYING               OPTIONS/SAR'S GRANTED    EXERCISE OF
                        OPTIONS/SAR'S GRANTED    TO EMPLOYEES IN FISCAL   BASE PRICE
NAME                          (#)                YEAR                     ($/Sh)           EXPIRATION DATE

Vincent C. Castagnola     210,000                    41%                     2.00          May 7, 2009

Phillip K. Roberts        150,000                    29%                     2.00          May 7, 2009

Kirk J. Zamzow            150,000                    29%                     2.00          May 7, 2009



                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                    AND FY-END OPTION/SAR VALUES

                                                            Number of Unexercised
                                                            Securities Underlying     Value of Unexercised
                       Shares             Value             Options/SARs At FY-End    In-The-Money
                       Acquired On        Realized          Exercisable/Unexercisable Option/SARs At
Name                   Exercise (#)       ($)                                         FY-End ($)
                                                                                      Exercisable/Unexer-
                                                                                      cisable

Vincent C. Castagnola     -0-              -0-                   -0-                      --

Phillip K. Roberts        -0-              -0-                   -0-                      --

Kirk J. Zamzow            -0-              -0-                   -0-                      --



Compensation of Directors

       The Directors have not received any compensation for serving in such capacity, and the Company does not currently contemplate compensating its Directors in the future for serving in such capacity.

                         CERTAIN TRANSACTIONS

       Effective May 7, 1999, IGA (which at the time was designated Champion Ventures, Inc., a Nevada corporation ("Champion") acquired all of the outstanding common stock of Internet Golf Association, Inc., a Nevada corporation ("Internet Golf") in a business combination described as a "reverse acquisition." For accounting purposes, the transaction has been treated as the acquisition of Champion (the Registrant) by Internet Golf. As part of the transaction, Champion changed its name to Internet Golf Association, Inc. ("IGA"), and Internet Golf changed its name to IGAT, Inc. Immediately prior to the transaction, Champion had 1,572,000 shares of Common Stock outstanding. As part of Champion's reorganization with Internet Golf, Champion issued 8,215,990 shares of its Common Stock to the shareholders of Internet Golf (all officers and directors of IGA) in exchange for 8,100,000 shares of Internet Golf Common Stock. In addition, at the time of merger, Champion issued 30,430 shares of common stock to MRC Legal Services Corporation, counsel to Internet Golf, and 253,580 shares of common stock to Bridgewater Capital Corporation, an advisor in the transaction.

                         SELLING STOCKHOLDERS

       The following tables provide certain information with respect to:

Shares Offered by Triton Private Equities Fund

       The Triton Private Equities Fund, LP, an investor in the Company, is offering up to 175,500 shares of Common Stock which Triton Private Equities Fund can obtain by converting at a premium $333,333 principal amount of a Series 1999-A Eight Percent Convertible Note (the "Note") into common stock. We sold a $333,333 face amount Note to Triton Private Equities Fund for $200,000 in gross proceeds to the Company. We are using those proceeds to market our Internet golf game and improve and finalize our web site.
 The Note can be converted after 120 days from issuance (on or after December 20, 1999) at a percentage of the lowest three days closing bid prices of our common stock in the prior 20 trading days. If the Note was converted today, Triton Private Equities Fund could obtain approximately 50,000 shares of common stock. From day 120 to day 150, the percentage is 103%; from day 151 to day 180, the percentage is 100%; from day 181 to day 210, the percentage is 97% and from day 211 forward, the percentage is 95%. The number of shares of common stock we are registering to potentially give to Triton Private Equities Fund when they convert the Note reflects the worst conversion ratio and a market price of our stock of $2.00 (which we think is very conservative and not likely to occur). See "Price Range of Securities."

       The Note requires an interest payment of 8% per annum on the face amount, which we may pay in cash or in free trading common stock. We are consequently also registering 28,070 shares of common stock which we may use to pay the 8% interest payments on the Note through its expiration (assuming a market price of our stock of $2.00) before it is converted.

       In addition to the Note, Triton Private Equities Fund received warrants to purchase 125,000 shares of our common stock at an exercise price of $5.50 per share. We are consequently registering 125,000 shares of common stock which Triton Private
Equities Fund may obtain by exercise of those warrants.

       If Triton Private Equities Fund were to receive the maximum number of shares on conversion (based on a market price of our stock of $2.00), the maximum number of shares for payment of the 8% interest (based on a market price of our stock of $2.00) and were to exercise all of their warrants, they would own a total of 328,570 shares which would be approximately 2.4% of our issued and outstanding common stock.

Employee Option Shares

       We are registering for issuance to our employees upon the exercise of options which are or may be issued under our Employee
Stock Option Plan up to 1,000,000 shares of Common Stock. Our stock option plan provides that we can issue up to 1,000,000 options exercisable at or above the market price of our stock on the date of grant. Through the date of this Prospectus, we have issued 510,000 of those options, some of them to Directors and Officers. See
"Management." Our options are usually issued with vesting over five years to properly incentivize our employees and minimize risks to our shareholders. If all of the shares were issued, the employees would hold as much as 14% of our issued and outstanding common stock solely through shares obtained through those options. Of course, the Company would receive the cash proceeds required for exercise of the options.

Bridgewater Capital  Shares

       We are registering for potential sale by Bridgewater Capital Corporation a total of 250,000 shares of Common Stock. We are also registering for potential sale by Bridgewater Capital Corporation an additional 600,000 shares of common stock, which would be issued if Bridgewater Capital Corporation exercises a warrant which they hold.
 The warrant is exercisable for $4.50 per share. If the warrant is exercised, Bridgewater Capital would own 850,000 shares representing approximately 7.6% of our then issued and outstanding common stock.

Cutler Shares

       We are registering for potential sale by MRC Legal Services Corporation and its employees a total of 30,430 shares of Common Stock. MRC Legal Services Corporation does business as Cutler Law Group, which is our legal counsel. We issued these shares to Cutler Law Group in consideration for legal services. The Cutler Law Group shares were issued as follows:

       MRC Legal Services Corporation         23,930 shares
       Brian A. Lebrecht                        2,000 shares
       Vi Bui                                   1,500 shares
       Stephanie Crumpler                       1,000 shares
       Liz Macko                                1,000 shares
       Jaime Ceniceros                          1,000 shares

       This Prospectus relates to the potential sale by the Selling
Securityholders of the securities described above.    These shares
of common stock may be sold as set forth under "Plan of Distribution." The securities offered by this Prospectus by the Selling Stockholders may be offered from time to time by the Selling Stockholders named below or their nominees, and this Prospectus will be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. No Selling Stockholder has had any position, office or other material relationship with the Company since its inception, except that (i) shares issued in connection with the Employee Stock Option Plan are held by employees, officers and directors as set forth above and (ii) Cutler Law Group is legal counsel for the Company.

                         PLAN OF DISTRIBUTION

       The Company intends to offer up to 600,000 shares to potential investors by officers and directors of the Corporation, as well as broker/dealers licensed by the National Association of Securities Dealers, Inc. The Company does not presently have an underwriter for these shares.

       The Company will sell the shares at prevailing market prices or a slight discount from prevailing market prices, but in any event no lower than $2.50 per share or higher than $7.50 per share.

       All securities referenced above under "Selling Stockholders" will be offered by the Selling Stockholders from time to time on the Nasdaq over-the-counter market, in privately negotiated sales or on other markets. The Company believes that virtually all of such sales will occur on the Nasdaq over-the-counter market in transactions at prevailing market rates. Any securities sold in brokerage transactions will involve customary brokers' commissions. No underwriters will participate in any such sales on behalf of the Selling Stockholders.

                        PRINCIPAL STOCKHOLDERS

Common Stock

       The following table sets forth certain information regarding beneficial ownership of common stock as of September 7, 1999 by:

       - each person or entity known to IGA to own beneficially more than 5% of IGA's common stock;
       -      each of IGA's directors;
       -      each of IGA's named executive officers; and
       -      all executive officers and directors as a group.

                  Name and Address of                 Amount and Nature of        Percent of
Title of Class    Beneficial Owner                    Beneficial Ownership        Class

Common Stock      Vincent C. Castagnola (1)(2)                 2,090,070             20.2 %

Common Stock      Phillip K. Roberts (1)(2)                    1,081,480             10.4 %

Common Stock      Kirk J. Zamzow (1)(2)                        1,521,480             14.7 %

Common Stock      Internet Golf Advertising Corp.              1,442,960             13.9 %
                  34275 Amber Lantern
                  Dana Point, CA 92629

Common Stock      Venture Resource Group                       1,500,000             14.4 %
                  13924 Panay Way, Suite 501
                  Marina del Rey, CA 90290

Common Stock      Bridgewater Capital Corporation              850,000(3)             7.8 %
                  4675 MacArthur Court
                  Suite 1570
                  Irvine, CA 92660

All Officers and
Directors as a
Group
(3 Persons) (2)                                                4,693,030             45.3 %

(1) The address for each of these shareholders is c/o Internet Golf Association, Inc., 24921 Dana Point Harbor Drive, Suite B-200, Dana Point, California 92629.
(2) Does not include shares issued under IGA's Compensatory Stock Option Plan because they cannot be exercised within sixty days. See "Executive Compensation."
(3) Reflects up to 600,000 shares which Bridgewater Capital Corporation could obtain upon the exercise of a warrant to purchase 600,000 shares of common stock at $4.50 per share.

                      DESCRIPTION OF SECURITIES

       Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. The following summary of certain provisions of our common stock, preferred stock, and warrants is qualified in its entirety by reference to our articles of incorporation, as amended, and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

       As of September 7, 1999, there were 10,366,000 shares of common stock outstanding, held by approximately 797 shareholders of record.

       Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. See "Dividend Policy." Upon a liquidation, dissolution or winding up of IGA, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of IGA, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable too the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred Stock

       Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of IGA. There are currently no preferred shares authorized, issued or outstanding.

Series 1999-A Eight Percent Convertible Note

       We have issued a Series 1999-A Eight Percent Convertible Note in the face amount of $333,333 to Triton Private Equities Fund, LP. We sold the $333,333 face amount Note to Triton Private Equities Fund for $200,000 in gross proceeds to the Company. The Note can be converted after 120 days from issuance (on or after December 20, 1999) at a percentage of the lowest three days closing bid prices of our common stock in the prior 20 trading days. If the Note was converted today, Triton Private Equities Fund could obtain approximately 50,000 shares of common stock. From day 120 to day 150, the percentage is 103%; from day 151 to day 180, the percentage is 100%; from day 181 to day 210, the percentage is 97% and from day 211 forward, the percentage is 95%. The number of shares of common stock we are registering to potentially give to Triton Private Equities Fund when they convert the Note reflects the worst conversion ratio and a market price of our stock of $2.00 (which we think is very conservative and not likely to occur). See "Price Range of Securities."

       The Note requires an interest payment of 8% per annum on the face amount, which we may pay in cash or in free trading common stock. We are consequently also registering 28,070 shares of common stock which we may use to pay the 8% interest payments on the Note through its expiration date (assuming a market price of our stock of $2.00) before it is converted.

Warrants

       In addition to the Notes, Triton Private Equities Fund received a warrant to purchase 125,000 shares of our common stock at an exercise price of $5.50. We are consequently registering 125,000 shares of common stock which Triton Private Equities Fund may obtain by exercise of the warrant.

Transfer Agent

       The transfer agent for the common stock is American
Securities Transfer, 12039 West Alameda Parkway, Z-2, Lakewood,
Colorado 80228.

                            LEGAL MATTERS

       The validity of the securities offered hereby will be passed upon for the Company by Cutler Law Group, Newport Beach, California.
 MRC Legal Services Corporation, a California corporation which does business as Cutler Law Group, is presently the beneficial owner of an aggregate of 23,920 shares of the Company's Common Stock. Employees of Cutler Law Group own an additional 6,500 shares of the Company's Common Stock. These shares of common stock are being registered in this registration statement.

                        AVAILABLE INFORMATION

       The Company is not subject to the reporting requirements of the Securities Exchange Act of 1934. The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

       A copy of the Registration Statement may be inspected by anyone without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its public reference facilities in New York, New York and Chicago, Illinois, upon the payment of the fees prescribed by the Commission.
 The Registration Statement is also available through the Commission's World Wide Web site at the following address: http://www.sec.gov.

                               EXPERTS

       The financial statements of Champion Ventures, Inc. as of December 31, 1997 and 1998 included in this Prospectus have been so included in reliance on the report of Larry O'Donnell, CPA, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The consolidated financial statements of IGA as of June 30, 1999 included in this Prospectus have been so included in reliance on the report of Corbin & Wertz, independent accountants, given on the authority of said firm as experts in auditing and accounting.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS
PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED
IN THIS PROSPECTUS.  NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT
INFORMATION CONTAINED IN THIS PROSPECTUS IS
CORRECT AFTER THE DATE OF THIS PROSPECTUS.  THIS
PROSPECTUS IS NOT AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THESE SHARES OF
THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH
THE OFFER OR SOLICITATION IS UNLAWFUL.

_____________________

TABLE OF CONTENTS
                                      Page

Prospectus Summary                     2
Risk Factors                           6
Price Range of Securities             13
Dividend Policy                       13
Dilution                              14
Use of Proceeds                       15
Management's Discussions and
 Analysis of Financial
 Condition and Results
 of Operations                        16
Business                              19
Management                            28
Executive Compensation                30
Certain Transactions                  31
Selling Stockholders                  32
Plan of Distribution                  34
Principal Stockholders                35
Description of Securities             36
Legal Matters                         38
Available Information                 38
Experts                               38
Index to Consolidated Financial
Statements                            F-1


     Dealer Prospectus Delivery Obligation Until
September ___, 1999; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,809,000 SHARES OF COMMON STOCK


INTERNET GOLF
ASSOCIATION, INC.


IGALINKS.COM
Internet Golf Association

PROSPECTUS

September 8, 1999

                               Part II

                INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The laws of the State of Nevada and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful.
 In addition, their liability is limited by our Articles of Incorporation.

     We do not currently have a policy of directors and officers insurance.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth our estimated expenses in connection with the distribution of the securities being registered.
 None of the expenses will be paid by selling securityholders.
Except for SEC filing fees, all expenses have been estimated and are subject to future contingencies.

     SEC registration fee. . . . . . . . . .         $  4,584.15
     Legal fees and expenses . . . . . . . .           21,000.00
     Printing and engraving expenses . . . .            3,000.00
     Accounting fees and expenses. . . . . .            20000.00
     Blue sky fees and expenses. . . . . . .            8,000.00
     Transfer agent registration fees and expenses . .  1,000.00
     Miscellaneous Expenses. . . . . . . . .            2,415.85

     Total . . . . . . . . . . . . . . . . .         $ 60,000.00

RECENT SALES OF UNREGISTERED SECURITIES

Effective May 7, 1999, IGA (which at the time was designated Champion Ventures, Inc., a Nevada corporation ("Champion") acquired all of the outstanding common stock of Internet Golf Association, Inc., a Nevada corporation ("Internet Golf") in a business combination described as a "reverse acquisition." For accounting purposes, the acquisition has been treated as the acquisition of Champion (the Registrant) by Internet Golf. As part of the acquisition, Champion changed its name to Internet Golf Association, Inc. ("IGA"), and Internet Golf changed its name to IGAT, Inc. Immediately prior to the acquisition, Champion had 1,572,000 shares of Common Stock outstanding. As part of Champion's reorganization with Internet Golf, Champion issued 8,215,990 shares of its Common Stock to the shareholders of Internet Golf in exchange for 8,100,000 shares of Internet Golf Common Stock. In addition, at the time of merger, Champion issued 30,430 shares of common stock to MRC Legal Services Corporation, counsel to Internet Golf, and 253,580 shares of common stock to Bridgewater Capital Corporation, an advisor in the transaction. All of the issuances were exempt under Section 4(2) of the Securities Act of 1933.

In May and June 1999, the Company issued an aggregate of 200,000 shares of "restricted" (as that term is defined under Rule 144 of the Securities Act of 1933) Common Stock under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 to one
(1) "accredited" investor at a price of $1.50 per share, resulting in gross proceeds to the Company of approximately $300,000.

From June through mid August 1999, pursuant to the terms of a "best efforts" private placement, the Company issued an aggregate of 94,000 shares of "restricted" (as that term is defined under Rule
144 of the Securities Act of 1933) Common Stock under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933 to fifteen (15) "accredited" investors at a price of $2.50 per share, resulting in gross proceeds to the Company of approximately $235,000.

EXHIBITS

Exhibit No.           Description

2              Agreement and Plan of Reorganization dated May 7, 1999
3.1            Articles of Incorporation of Champion Ventures, Inc.
               filed November 30, 1970
3.2            Certificate of Amendment to the Articles of
               Incorporation of Champion Ventures, Inc. filed
               January 25, 1972
3.3            Certificate of Amendment to the Articles of
               Incorporation of Champion Ventures, Inc. filed
               January 30, 1989
3.4            Certificate of Amendment to the Articles of
               Incorporation of Champion Ventures, Inc. filed May
               23, 1997
3.5            Certificate of Amendment of Articles of Incorporation
               of Negate Systems, Inc. filed November 6, 1997
3.6            Certificate of Amendment to Articles of Incorporation
               of Netgate Systems, Inc. filed December 16, 1997
3.7            Certificate of Amendment to Certificate of
               Incorporation of Champion Ventures, Inc. filed May
               18, 1999
3.8            Bylaws
5              Opinion of the Law Offices of M. Richard Cutler with
               respect to legality of the securities of the Registrant begin registered
10.1           Internet Golf Association, Inc. 1997 Compensatory
               Stock Option Plan, as amended
10.2           Product License Agreement with Access Software, Inc.
10.3           Lease of premises located at 24921 Dana Point Harbor
               Drive, Suite 200, Dana Point, California
10.4           Finders Fee Agreement with Internet Golf Advertising
               Corp.
10.5           Marketing Agreement with Internet Golf Advertising Corp.
10.6           Agreement with The Rhodes Group, LLC
10.7           Agreement with Bulldog Drummond, Inc.

10.8           Agreement with Bridgewater Capital
10.9           Investor Relations Agreement with PMR and Associates
10.10          Securities Purchase Agreement dated August 31,
               1999
10.11          Series 1999-A Eight Percent Convertible
               Promissory Note due August 1, 2001
10.12          Warrant to Purchase Common Stock issued
               September 1, 1999
10.13          Registration Rights Agreement
10.14          Escrow Agreement
21             List of Subsidiaries
23.1           Consent of Larry O'Donnell, CPA, PC
23.2           Consent of Corbin & Wertz
23.3           Consent of the Law Offices of M. Richard Cutler
               (contained in opinion to be filed as Exhibit 5)
24             Power of Attorney (set forth on page II-5)
27             Financial Data Schedule

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

(5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                              SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dana Point, State of California, on August 24, 1999.


                              Internet Golf Association, Inc.


                              By:/s/ Vincent C. Castagnola
                                     Vincent C. Castagnola
                                     President and Chief Executive Officer

                          POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Vincent C. Castagnola his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the dates stated.

       SIGNATURE                        TITLE

     /s/ Phillip K. Roberts             Chairman, Chief Financial Officer
     Phillip K. Roberts

    /s/ Kirk J. Zamzow                  Secretary, Chief Operating Officer,
    Kirk J. Zamzow                      Director

Champion Ventures, Inc.
Financial Statements
December 31, 1998 and 1997

Table of Contents
                                          Page
Independent Auditor's Report               1

Financial Statements

 Balance sheets                            2
 Statements of operations                  3
 Statements of cash flows                  4
 Statements of stockholders' equity        5

Notes to Financial Statements              6-9



Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545                    2280 South Xanadu Way
                                           Suite 370
                                           Aurora, Colorado  80014

Board of Directors
Champion Ventures, Inc.
Denver, Colorado

Independent Auditor's Report

I have audited the accompanying balance sheets of Champion Ventures, Inc. as of December 31, 1998 and 1997 and the related statements of operations, stockholdersAE equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Champion Ventures, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/Larry O'Donnell, CPA, P.C.

March 15, 1999

Champion Ventures, Inc.
Balance Sheet
December 31, 1998 and 1997
Assets

                                                    1998        1997
Current assets
   Cash in bank                                     $ 4,354
                                                    _________   __________
   Total current assets                             $ 4,354     $

                 Liabilities and Stockholders'  Equity

Current liabilities
   Accounts payable                                 $   253      $   3,949
   Accounts payable-related parties                  14,228
                                                    _________   __________
   Total current liabilities                         14,481          3,949

Stockholders' equity
   Preferred stock,  $0.001 par value, 5,000,000
      authorized, none issued and outstanding
   Common stock, $0. 001 par value,
      100,000,000 shares authorized,
      issued and outstanding 1998 334,606;
      1997 331,106                                      335            331
   Additional paid in capital                       784,654        782,638
   Accumulated deficit                             (795,116)      (786,918)
                                                    _________   __________
                                                    (10,127)        (3,949)
                                                   $  4,354     $

See Notes to Financial Statements.

Champion Ventures, Inc.
Statements of Operations
Years Ended December 31, 1998 and 1997

                                                    1998        1997
Revenues
   Oil deals                                      $ 5,564      $
   Sale of National Energy stock                    2,460
   Sale of office furniture                                       1,532
   Miscellaneous                                                    262
                                                    _________   __________
                                                    8,024         1,794

General & administrative expenses                  16,222        15,360
                                                    _________   __________

Net income (loss)                                 $(8,198)     $(13,566)

Net income (loss) per share                       $(.025)      $  (.087)

Weighted average number of common
shares and equivalent units outstanding           333,269       157,267


See Notes to Financial Statements.

Champion Ventures, Inc.
Statements of Stockholders' Equity
Years Ended December 31, 1998 and 1997

                                                                                   Net
                                                Additional       Retained          Stock-
                                 Common         Paid in          Earnings          Holder
                                 Stock          Capital          (Deficit)         Equity

Balance, December 31,1996        $130,945       $647,024         $(773,352)        $ 4,617

Net loss for 1997                                                  (13,566)        (13,566)

Issue stock in exchange for
legal services prior to
capital restructure               200,000       (195,000)                            5,000

Revise capital structure to
accommodate $0.001 par value     (330,614)       330,614
                                 __________     __________      _____________     __________

Balance, December 31, 1997      $     331       $782,638         $(786,918)        $(3,949)

Issue stock in exchange
for accounting services                 4          2,016                             2,020

Net loss for 1998                                                   (8,198)         (8,198)
                                 __________     __________      _____________     __________

Balance, December 31, 1998      $      335      $784,654         $(795,116)        $(10,127)



See Notes to Financial Statements

Champion Ventures Inc.
Statement of Cash Flows
Years Ended December 31, 1998 and 1997

                                                    1998          1997
Cash Flows From Operating Activities
     Miscellaneous cash receipts                    $             $  254
     Oil deals                                        5,564
     Deduct cash paid to suppliers                   (3,670)      (6,419)
                                                    _________   __________

           Cash (Used) by or
           Provided by operating activities           1,894       (6,419)

Cash Flows From Investing Activities
     Cash provided by;
          Sale of office furniture                                 1,532
          Sale of NatAEl energy stock                 2,460
                                                    _________   __________

Net Increase (Decrease)                               4,354       (4,625)
     Beginning Cash Balance                             -0-        4,625

                                                    _________   __________
Ending Cash Balance                                $  4,354      $   -0-



Non-Cash Transactions
By action of the Board of Directors on November 13,1997, which was prior to the changes in the capital structure of the Company, 20,000,000 shares of $0.01 par value common stock was issued in exchange for legal services valued at $5,000.

On May 19, 1998, the Board of Directors issued 3,500 shares of
$0.001 par value common stock in exchange for accounting services valued at $2,020.



See Notes to the Financial Statements

Champion Ventures, Inc.
Notes to Financial Statements

1.   Organization and Summary of Significant Accounting Policies:

Organization - Champion Ventures, Inc. (the Company) was incorporated in the State of Nevada on November 30, 1970. Prior to 1993, the Company was engaged in the exploration and development of oil and gas properties. In 1997, a new Board of Directors was installed and they are seeking new opportunities for economic development.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results differ from those estimates.

Loss Per Common Share - Loss per common share is computed on the basis of the weighted average number of common shares during the respective periods.

Cash Equivalents - For the purposes of reporting cash flow, the Company considers cash and savings deposits to be cash equivalents.


Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax expected to apply to taxable income in the years in which those temporary differences are expected to reverse.
The tax rates is recognized in the statement of operations in the period that includes the enactment date. Income tax expense is the tax payable of refundable for the period plus or minus the change during the period in deferred tax asset and liabilities.

2. Investments

The Company owns 66 shares of Territorial Resources, Inc. which
has a fair market   value of approximately $41.  Neither the date of
acquisition nor the purchase price has been recorded on the Company's books. Therefore, it is not possible to ascertain whether the current value is more or less than cost basis.

Champion Ventures, Inc.
Notes to Financial Statements (continued)

3. Reconciliation of Net Income To Net Cash Use In Operating Activities


                                                    1998          1997
Income or (Loss)
Per statement of operations                         $ (8,197 )    $ (13,566)

Add:
Issue stock for services                               2,020          5,000
Increase in current liabilities                       10,531          3,179
Decrease in current assets                               -              500
                                                    _________     __________

    Sub-total                                       $  4,354     $   (4,887)
Deduct:
Sales of assets                                       (2,460)        (1,532)
Increase in current assets                              -               -
Decrease in current liabilities                         -               -
                                                    _________     __________

Net cash (Used) by operations                                    $   (6,419)

Net cash provided by operations                     $ 1,894

4. Reverse Split of Common Stock

By majority consent of shareholders, and acting upon the
recommendation of the Board of Directors, every share of Common
Stock, existing and outstanding as of December 12, 1997, was changed into oneuone  hundredth (1/100) of a share of common stock.
Therefore, the 33,094,447 shares of Common Stock issued and
outstanding as of December 12, 1997, plus 162 shares due to
rounding, became 331,106 shares of Common Stock issued and
outstanding.                  .

5. Change In Number of Authorized Shares and Par Values

By majority consent of shareholders and following the effectiveness of the reverse spilt in Note 4, the authorized capital stock of the Company is changed to consist of:

Common Stock        100,000,000             $0.001 par value
Preferred Stock       5,000,000             $0.001 par value

Accordingly, the capital stock account and the additional paid in capital account have been changed to reflect this action.


F-7

Champion Ventures, Inc.
Notes to Financial Statements (continued)



6. Preferred Stock

No shares of the CompanyAEs preferred stock have been issued.
Dividends, voting rights and other terms, rights and preferences of the preferred shares have not been designated. The Board of directors may designate these provisions from time to time.

7. Ratification And Approval Of Plans

By majority consent of shareholders and following the effectiveness of the reverse split in Note 4, a Compensatory Stock
Option Plan (CSO Plan) and an Employee Stock Compensation Plan (ESC
Plan) were ratified and approved on December 12, 1997. Pursuant to the form of the plans adopted by the Board of Directors on November
21, 1997, 1,000,000 shares of the CompanyAEs common stock is set aside to cover the CSO plan and 1,500,000 shares of the CompanyAEs common stock is set aside to cover the ESC Plan.

8. Income Taxes

Deferred income taxes arise form the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

A deferred tax asset arising from the net operating loss carryover of approximately $100,000 has been offset by valuation allowance.

At December 31, 1998, the Company has approximately $376,000 of unused Federal net operating loss carryforwards, which expire as follows:

      Year                  Amount
      2005                  $  8,873
      2006                    64,461
      2007                   142,723
      2008                   101,800
      2009                    21,156
      2010                    10,707
      2011                     5,045
      2012                    13,566
      2013                     8,197

F-8

Champion Ventures, Inc.
Notes to Financial Statements (continued)

9. Related Party Transactions

The Company incurred legal expenses of $10,000 and $5,000
during the years ended   December 31, 1998 and 1997, respectively,
performed by a shareholder, officer and director.

F-9

The above financial statements are presented pursuant to a Plan of Reorganization dated May 7, 1999, as a result of which Internet Golf
Association, Inc. (the "Company") effected a reorganization transaction with and into Champion Ventures, Inc. ("Champion"). For financial reporting purposes, the Company is considered the acquiror and therefore the predecessor, and Champion is considered the acquiree, and therefore, its financial statements are included pursuant to Item 310 (c) of Regulation S-B.

F-10








           INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                    (DEVELOPMENT STAGE COMPANIES)

                  CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE PERIOD ENDED JUNE 30, 1999

                                 WITH

                     INDEPENDENT AUDITORS' REPORT



F-11



                     INDEPENDENT AUDITORS' REPORT

Board of Directors
Internet Golf Association, Inc.


We have audited the accompanying consolidated balance sheet of Internet Golf Association, Inc. and subsidiaries (development stage companies) (the "Company") as of June 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from February 4, 1999 (date of inception) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1999, and the results of their operations and their cash flows for the period from February
4, 1999 (date of inception) through June 30, 1999 in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company has been in the development stage since its inception on February 4, 1999. Realization of a major portion of the assets is dependent upon the Company's ability to raise funds through debt or equity offerings, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                   /s/CORBIN & WERTZ

Irvine, California
September 1, 1999


F-12


          INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                    (DEVELOPMENT STAGE COMPANIES)

                      CONSOLIDATED BALANCE SHEET

                            JUNE 30, 1999
                                ASSETS

Current assets:
   Cash                                                                      $63,887
   Stock subscription receivable                                              44,500
   Note receivable - related party                                             1,000
   Inventories                                                                22,043
                                                                             _______
     Total current assets                                                    131,430
                                                                             _______

Property, plant and equipment, at cost:
   Equipment                                                                   9,988
   Computers                                                                  10,655
   Furniture and fixtures                                                      5,210
                                                                             _______

                                                                              25,853
   Less accumulated depreciation                                              (1,020)
                                                                             _______

      Total property, plant and equipment, net                                24,833
                                                                             _______

Other assets:
   Software development costs, net of accumulated
   amortization of $4,396                                                     16,704
   Goodwill, net of accumulated amortization of $6,944                       118,056
                                                                             _______

      Total other assets                                                     134,760
                                                                             _______

                                                                            $291,023

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable and accrued expenses                                    $ 39,255
                                                                             _______

Commitments and contingencies

Stockholders' equity:
   Preferred  stock, $0.001 par value; 5,000,000 shares authorized;
     no shares issued and outstanding
   Common stock, $0.001 par value; 100,000,000 shares authorized;
     10,338,800 shares issued and outstanding (including 27,800 shares
     subscribed)                                                             10,339
    Additional paid-in capital                                              664,961
    Deficit accumulated during the development stage                       (423,532)
                                                                            _______

       Total stockholders' equity                                           251,768
                                                                            _______
                                                                           $291,023

           INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                    (DEVELOPMENT STAGE COMPANIES)

                 CONSOLIDATED STATEMENT OF OPERATIONS

      FOR THE PERIOD FROM FEBRUARY 4, 1999 (DATE OF INCEPTION)
                        THROUGH JUNE 30, 1999


Operating expenses:
   General and administrative                                             $173,093
   Payroll and related expenses                                             60,971
   Advertising and related expenses                                        176,675
   Depreciation and amortization                                            12,360
                                                                           _______

                                                                           423,099
Interest income                                                                367
                                                                           _______

Loss before provision for taxes                                          (422,732)

Provision for taxes                                                           800
                                                                           _______

Net loss                                                                $(423,532)

Basic and diluted net loss per common share                              $  (0.05)

Basic and diluted weighted average common shares outstanding            8,936,590



           INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                    (DEVELOPMENT STAGE COMPANIES)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

       FOR THE PERIOD FROM FEBRUARY 4, 1999 (DATE OF INCEPTION)
                        THROUGH JUNE 30, 1999

                                                                         Deficit Accumulated
                                  Common Stock                           During Development       Total
                               Shares        Amount           APIC       Stage                    Equity

Balance, February 4, 1999
(date of inception)                -         $     -          $   -       $      -                $   -

Shares issued to founders
for no consideration:
   February 8, 1999             12,750            13             (13)            -                    -
   April 1, 1999             8,087,250         8,087          (8,087)            -                    -

Shares issued in connection
with the plan of reorganiza-
tion on May 7, 1999:
  Stock dividend to founders   115,990           116            (116)            -                    -
  Shares issued to Champion
   Ventures, Inc.
   shareholders              1,572,000          1,572        258,428             -                260,000
  Shares issued to
   attorneys and finders       284,010            284           (294)            -                    -

Shares sold to investors:
   May 26, 1999                150,000            150        224,850             -                225,000
   June 15, 1999                50,000             50         74,950             -                 75,000
   June 21, 1999                39,000             39         97,461             -                 97,500

Shares subscribed at
June 30, 1999                   17,800             18         44,482             -                 44,500

Costs of shares sold              -                -         (51,700)            -                (51,700)

Shares subscribed for
services on June 1, 1999        10,000             10         24,990             -                 25,000

Net loss                          -                -             -            (423,532)          (423,532)
                           _____________        ________   _____________    _____________        ___________
                            10,338,800         $10,339       $664,961        $(423,532)          $251,768


           INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                    (DEVELOPMENT STAGE COMPANIES)

                       STATEMENT OF CASH FLOWS

       FOR THE PERIOD FROM FEBRUARY 4, 1999 (DATE OF INCEPTION)
                        THROUGH JUNE 30, 1999



Cash flows from operating activities:
   Net loss                                                              $ (423,532)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization                                         12,360
       Shares subscribed for services                                            25,000
       Changes in operating assets and liabilities:
          Inventories                                                       (22,043)
          Accounts payable and accrued expenses                              34,805
                                                                            _______

   Net cash used in operating activities                                   (373,410)

Cash flows from investing activities:
   Purchases of property, plant and equipment                               (25,853)
   Loan to related party                                                     (1,000)
   Cash paid for transaction costs                                         (125,000)
   Software development costs                                               (21,100)
                                                                            _______
   Net cash used in investing activities                                   (172,953)
                                                                            _______

Cash flows from financing activities:
   Proceeds from sale of common stock                                       397,500
   Costs of shares sold                                                     (47,250)
                                                                            _______
   Net cash provided by financing activities                                350,250
                                                                            _______
Net decrease in cash                                                       (196,113)

Cash at beginning of period                                                       -

Cash acquired                                                               260,000
                                                                            _______

Cash at end of period                                                       $63,887

Supplemental disclosure of non-cash investing and financing activities:
  During the year ended June 30, 1999, the Company issued 17,800 shares of common stock in exchange for a $44,500 stock subscription receivable (less $4,450 of accrued offering costs), which were collected and paid subsequent to June 30, 1999.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization and Operations

Internet Golf Association, Inc. ("Oldco"), a Nevada corporation, was formed on February 4, 1999. Effective May 7, 1999 and pursuant to a plan of reorganization, the Company completed a reorganization transaction with and into Champion Ventures, Inc. and subsidiary ("Champion"), a Nevada corporation. Under the terms of the agreement, all of Oldco's outstanding stock was exchanged for 8,500,000 shares of Champion common stock and Oldco became a wholly-owed subsidiary of Champion. Oldco then changed its name to IGAT, Inc. and Champion changed its name to Internet Golf Association, Inc. (the "Company"). The Company has treated the transaction as a reverse acquisition for accounting purposes, as the Oldco shareholders had control of the Company before and after the transaction. Therefore, the transaction has been treated as the acquisition of Champion by Oldco.

As neither Champion or Oldco had substantive assets, liabilities or operations at May 7, 1999, the transaction has been treated as a reorganization of the Company's stockholders' equity with the Company recording equity of $260,000, representing the cash attributed to Champion at the time of the transaction, and goodwill of $125,000, representing the cash paid for transaction-related costs.

If the transaction had occurred at Oldco's inception, the pro forma consolidated statement of operations for the period ended June 30, 1999 would be as follows:

    Net loss                              $(426,741)

    Basic and diluted loss per share      $   (0.04)

    Basic and diluted weighted-average
      common shares outstanding          10,115,500


The Company has been in the development stage since its formation. During the development stage, the Company is primarily engaged in raising capital, obtaining financing, advertising and promoting the Company and administrative functions along with developing the interface and related web site (www.igalinks.com). The Company will primarily host state-of-the-art online interactive multimedia golf tournaments via an online interface with Access Software's Links LS '99.

           INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES
                    (DEVELOPMENT STAGE COMPANIES)

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

       FOR THE PERIOD FROM FEBRUARY 4, 1999 (DATE OF INCEPTION)
                        THROUGH JUNE 30, 1999

     NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                        PRINCIPLES, continued

                     Principles of Consolidation

The consolidated financial statements include the accounts of CVI
Systems, Inc. and IGAT, Inc., wholly owned subsidiaries and non-operating entities in their development stages. All significant intercompany balances and transactions have been eliminated in consolidation.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company's losses from operations through June 30, 1999 and lack of operational history, among other matters, raise substantial doubt about its ability to continue as a going concern. The Company intends to fund operations through debt and equity financing arrangements (see Note
3) which management believes will be sufficient to fund its capital expenditures, working capital requirements and other cash requirements through June 30, 2000.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Risks and Uncertainties

The Company is a start up company subject to the substantial business risks and uncertainties inherent to such an entity, including the potential risk of business failure.

Dependence on Strategic Alliance

The future of the Company's operations depends on its continuing alliance with Access Software, creator of Links LS '99 (the golf software program the Company plans to use to provide the gameplay for the online tournaments). If this relationship does not continue, it could have a significant adverse effect on the Company's operations.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
PRINCIPLES, continued

Year 2000

The Year 2000 issue relates to limitations in computer systems and applications that may prevent proper recognition of the Year 2000. The potential effect of the Year 2000 issue on the Company and its business partners will not be fully determinable until the Year 2000 and thereafter. If Year 2000 modifications are not properly completed either by the Company or entities with which the Company conducts business, the Company's revenues and financial condition could be adversely impacted.

Inventories

The Company's inventories consist primarily of brochures and promotional software.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Depreciation expense for the period ended June 30, 1999 was $1,020. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Software Development Costs

Software development costs incurred to develop the interface between the Links LS '99 golf game and the Company's web-site were capitalized and are being amortized over a 12-month period. The amortization period was derived based on the expectation that this interface will require periodic modifications or upgrades. Amortization expense was $4,396 for the period ended June 30, 1999.


Goodwill

In connection with the Company's reorganization (see Notes 1 and 3), it paid $125,000 for transaction-related costs that was recorded as goodwill. The goodwill is being amortized on a straight-line basis over a three-year period. Amortization expense was $6,944 for the period ended June 30, 1999.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
PRINCIPLES, continued

Impairment of Long-Lived Assets

Management of the Company assesses the impairment of long-lived assets by comparing the future undiscounted net cash flows (without interest charges) from the use and ultimate disposition of such assets with their carrying amounts. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which such impairment is determined by management. There was no impairment of long-lived assets identified for the period ended June 30, 1999.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Stock Based Compensation

The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"),
"Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss), as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
PRINCIPLES, continued

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share." Under SFAS 128, basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Pro forma per share data has been computed using the weighted average number of common shares outstanding during the period. Because the Company has incurred net losses, basic and diluted loss per share are the same as additional potential common shares would be anti-dilutive.

Comprehensive Income

The Company has adopted Statement of Financial
Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements as is effective for fiscal years beginning after December 15, 1997. SFAS 130 had no effect on the Company's financial statements as it had no comprehensive income components.

Segment Information

The Company has adopted Statement of Financial
Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. As the Company is currently in the development stage, the Company does not yet have any reportable segments.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
PRINCIPLES, continued

Fair Value of Financial Instruments

The Company has adopted Statement of
Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures
About Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, receivables, accounts payable and accrued expenses approximates their estimated fair values due to the short-term maturities of those financial instruments.

Recent Accounting Pronouncements

The FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.
 It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their fair value.
This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows as it currently does not engage in any derivative or hedging activities.

NOTE 2 - INCOME TAXES

The Company is in the development stage and has incurred losses since its inception. Net operating losses ("NOLs") generated by these losses would generally result in a deferred tax asset. On June 30, 1999, the gross deferred tax asset generated by these NOLs amounted to approximately $168,000. The Company recorded a valuation allowance of $168,000 against this deferred tax asset as the recoverability is questionable.

No current provision for income taxes for the period ended June 30, 1999 is required, except for minimum state taxes of $800.

The provision for income taxes for the period ended June 30, 1999 was $800 and differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as follows:

Computed tax benefit at federal statutory rate         $ (143,700)
State income tax benefit, net of federal effect           (24,700)
Increase in valuation allowance                           168,000
Other                                                       1,200
                                                    ______________
                                                        $     800

As of June 30, 1999, the Company had net operating loss carryforwards of approximately $424,000 for federal and state income tax reporting purposes, which expire in 2019 and 2007, respectively. In addition, the Company may have limited usage of Champion's NOLs, which totaled approximately $380,000 and expire at various dates through 2019. The Company did not record the deferred asset or corresponding valuation allowance relating to the Champion NOLs due to their future limitations.

NOTE 3 - STOCKHOLDERS' EQUITY

Preferred Stock

Shares of preferred stock may be issued in one or more classes or series at such time the Board of Directors may determine. All shares of any one series shall be equal in rank and identical in all respects. As of June 30, 1999, the Board of Directors has not designated or approved the issuance of any series of preferred stock.

Common Stock

From Oldco's date of inception through the date of the transaction, Oldco had issued an aggregate of 8,100,000 shares of common stock to the founders. Pursuant to the reorganization agreement, these shares were exchanged for 8,500,000 shares of Champion's restricted common stock (including 284,010 shares given to attorneys and finders) plus $125,000 in cash (see Note 1). After the reorganization, the Company's common stock consisted of 1,572,000 shares originally from Champion and 8,500,000 shares of stock from Oldco.

On April 5, 1999, the Company executed a private placement memorandum ("PPM") for the issuance of up to 2,000,000 shares for $5,000,000 ($2.50 per share), net of applicable commissions and offering costs (estimated at 10% of gross proceeds). The capital raised was used for the transaction with Champion and for general operating and marketing costs. As of June 30, 1999, 256,800 shares have been issued under this PPM at $1.50 and $2.50 per share for $390,300 (net of commissions and offering costs of $51,700).

Stock Options

On May 7, 1999, the Company adopted Champion's Compensatory Stock Option Plan (the "Plan"). No options had been issued under the Plan as of that date. The Plan allows for 1,000,000 shares of authorized but unissued common stock to be issued to eligible persons. The exercise price of these options shall not be less than 85% of the fair market value of the Company's common stock, as determined by either the price the stock is being traded publicly or by a price determined by the Compensation Committee, at the date of grant. Options expire up to ten years after their grant date and generally vest ratably over five years from the date of grant.

On May 7, 1999, the Company issued options to purchase 510,000 shares of the Company's common stock at an exercise price of $2.00 to Company officers. The options vest 20% each year from the date of grant and are exercisable through May 2009.

A summary of all employee stock option activity for the period ended June 30, 1999 follows:

                                              WEIGHTED
                                              AVERAGE
                            OPTIONS           EXERCISE PRICE

Balance, February 4, 1999        -            $    -
Granted                     510,000             2.00
                            _______           ________
Balance, June 30, 1999      510,000           $ 2.00

Exercisable, June 30, 1999       -            $    -

Weighted average fair
value of options granted
in 1999                                       $    -

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Pro forma net income disclosure, as required by SFAS 123, has been determined as if the Company had accounted for the stock options under the fair value method, rather than the method prescribed by APB 25. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: market value of the stock of $1.50; risk free interest rate of 5.81%; dividend yield of 0%; expected life of the options of 5 years; and volatility factor of the expected market price of the Company's common stock of 0% (since the Company had no comparable trading history). Based on the fair value of options determined using the Black-Scholes option pricing model, there would be no additional compensation expense for the period ended June 30, 1999.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Lease Agreements

The Company leases its facility for its corporate and operations offices under a non-cancelable operating lease agreement that expires on October 31, 1999. Future annual minimum commitments from July 1, 1999 through the expiration date are $8,600.

Rent expense was $10,050 for the period ended June 30, 1999.

Contracts and Agreements

The Company entered into a royalty-free agreement with Access Software, Inc., maker of Links LS '99, for the "Launcher," including the code and rights to modify that code, that interfaces the computer game with the internet. There are no terms for expiration of the agreement; however, Access Software, Inc. has the right to require the Company to turn over or destroy all proprietary software pursuant to the agreement upon request (see Note 1).

On April 28, 1999, the Company entered into a $27,000 consulting agreement that required the payment of $15,000 in cash and, upon completion of the agreement, a payment in restricted common stock at 50% of the current market price or the last price paid by an outside investor for the remaining contract amount. At June 30, 1999, the Company has incurred $10,000 under this agreement.

On April 29, 1999, the Company entered into a financial services agreement with an unrelated party. The agreement extends for six months with an additional automatic six-month renewal period unless terminated by either party. In exchange for various financial services, the Company agreed to provide the following consideration:
 monthly payments of $5,000; a common stock grant equal to 2.5 percent of the outstanding common shares of the Company as of the close of trading on the opening day (May 20, 1998), totaling 253,580 shares; warrants to purchase 500,000 shares of the Company's common stock at $5 per share, exercisable through April 2004; and other fees for certain transactions as discussed in the agreement. The stock grant related to the Champion transaction and was not recorded as an expense (see Note 3). The fair value for the warrants was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: market value of the stock of $1.50; risk free interest rate of 5.81%; dividend yield of 0%; expected life of the warrants of 5 years; and volatility factor of the expected market price of the Company's common stock of 0% (since the Company had no comparable trading history). Using this model, no expense was recorded on the granting of the warrants.

On May 19, 1999, the Company entered into a finder's fee agreement with a related party (see Note 6) that requires the Company to pay up to 10% of the amount of capital raised by this related party under certain circumstances as a finder's fee under the terms of the PPM (see Note 3). As of June 30, 1999, the Company has paid $37,250 in connection with this agreement and owes an additional $4,450.

The Company entered into a marketing agreement on June 1, 1999 with a related party (see Note 6) which requires the Company to pay $10 per membership to the related party for every membership they assisting in selling. This agreement can be terminated with 30 days notice.

On June 1, 1999, the Company entered into an agreement that requires the Company to pay 10,000 shares per month for the two-month term of the agreement for services rendered. The first 10,000 of these shares was recorded in the accompanying financial statements as $25,000 in general and administrative expenses during the period ended June 30, 1999. Extensions to this agreement must be in writing. If the Company terminates this agreement early, the 20,000 shares will be deemed to have been earned and due to the service provider.

NOTE 5 - EARNINGS PER SHARE

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computation:

Numerator for basic and diluted earnings per share:
   Net loss charged to common stockholders              $(423,532)

Denominator for basic and diluted earnings per share:
   Weighted average shares                              8,936,590
                                                        __________
Basic and diluted earnings per share                    $   (0.05)

NOTE 6   RELATED PARTY

The Company has a note receivable to a related party for $1,000 on June 30, 1999. The note is non-interest bearing and is payable on demand.

The Company has a marketing agreement and a finder's fee agreement (see Note 4) with a shareholder of the Company. This shareholder holds 29% of the Company's outstanding common stock as of June 30, 1999. The Company paid total advertising costs of $171,835 to the shareholder during the period ended June 30, 1999.

NOTE 7 - SUBSEQUENT EVENTS

Effective July 1, 1999, the Company entered into a marketing agreement with an unrelated third party for an initial 12-month period. The agreement will extend for an additional two-year period thereafter, unless 90 days prior written notice is received. The Company is committed to a $12,000 monthly payment as well as the issuance of 20,000 stock options for restricted common stock at an exercise price equal to the fair market value at the date of grant. The options vest at 10,000 per year starting from the effective date of the agreement. The unvested options will be cancelled upon termination of the agreement by either party.

The Company entered into a marketing agreement with an unrelated third party for an initial six-month term on August 3, 1999. The Company is required to issue 15,000 shares of restricted common stock as a retainer and pay 10% in cash of all monies raised under the terms of this agreement (a 30% premium charged if compensation is in stock).

On August 5, 1999, pursuant to the PPM discussed in Note 3, the Company sold 37,200 shares at $2.50 per share for $93,000 to various investors. Commissions and offering costs relating to this sale totaled $8,500.

On August 31, 1999, the Company entered into a Securities Purchase Agreement with an investor, whereby the Company sold to the investor a $333,333 principal amount convertible note for $200,000, less
$23,500 in transaction costs and finder's fees. The note bears interest at 8 percent payable in cash or stock (at 90% of the average closing bid price for the 10 days prior to the date interest is due) quarterly beginning on September 30, 1999 and is due on August 1, 2001. This note is convertible at rates which vary based on recent stock prices and date of conversion. In addition, the Company gave the investor a warrant to purchase 125,000 shares of common stock at $5.50 per share expiring in April 2002.

           INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES

               PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (UNAUDITED)

                        BASIS OF PRESENTATION




Effective May 7, 1999, Internet Golf Association, Inc. ("Oldco") completed a reorganization transaction with and into Champion Ventures, Inc. ("Champion"). Under the terms of the transaction, all of Oldco's common stock was exchanged for 8,500,000 shares of restricted common stock of Champion and Oldco became a wholly owned subsidiary of Champion. The directors and officers of Oldco immediately prior to the transaction became the directors and officers of Champion. Oldco then changed its name to IGAT, Inc. and Champion changed its name to Internet Golf Association, Inc. (the "Company"). For financial reporting purposes, Oldco is considered the acquiror and therefore the predecessor, and Champion is considered the acquiree.

The unaudited pro forma combined statement of operations was prepared as if the reorganization transaction were consummated on February 4, 1999, the date of Oldco's inception. The Company believes no adjustments are necessary to present fairly the unaudited pro forma combined financial statements as the transaction was, in effect, a recapitalization of the Company with an inactive corporation (Champion) to allow the Company additional access to capital markets in the future. These financial statements are not necessarily indicative of what actual results would have been had the transaction occurred on February 4, 1999, nor do they purport to indicate the future results of the Company. The unaudited pro forma combined statement of operations should be read in conjunction with the Company's financial statements and accompanying notes and the financial statements of Champion and related notes appearing elsewhere herein.

           INTERNET GOLF ASSOCIATION, INC. AND SUBSIDIARIES

              PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             (UNAUDITED)

      FOR THE PERIOD FROM FEBRUARY 4, 1999 (DATE OF INCEPTION)
                        THROUGH JUNE 30, 1999


                               Internet Golf
                               Association,Inc.                   Pro forma
                               and Subsidiaries    Champion       Adjustments       Pro forma

Operating expenses             $  423,099          $  3,209       $   -             $   426,308
Interest income                       367               -             -                     367
                               ___________         ________       ________          ___________

Loss before provision for
  income taxes                   (422,732)           (3,209)          -                (425,941)

Provision for income taxes            800               -             -                     800
                               ___________         ________       ________          ___________

Net loss                       $ (423,532)         $ (3,209)      $   -             $  (426,741)

Basic and diluted net loss
  per common share             $    (0.05)         $    -         $   -             $     (0.04)

Basic and diluted weighted
  average common shares
  outstanding                   8,936,590          1,178,910          -              10,115,500
